EXHIBIT 2.1

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                           ASSET PURCHASE AGREEMENT
                        DATED AS OF DECEMBER 30, 1998
                                 BY AND AMONG
                    CASTLE DENTAL CENTERS OF TEXAS, INC.,
                                AS PURCHASER,
                         CASTLE DENTAL CENTERS, INC.,
                              AS CASTLE DENTAL,
                        JACK H. CASTLE, D.D.S., P.C.,
                                AS CASTLE PC,
                                     AND
                       DCA LIMITED PARTNERSHIP, L.L.P.,
         DENTAL ADMINISTRATORS OF TEXAS LIMITED PARTNERSHIP, L.L.P.,
                  DENTAL CENTERS OF AMERICA PAYMASTER, P.C.,
                      BANDERA ROAD DENTAL CENTER, P.C.,
                   INGRAM PARK FAMILY DENTAL CENTER, P.C.,
                    NORTHEAST FAMILY DENTAL CENTER, P.C.,
            DENTAL CENTERS OF AMERICA AT ROLLING OAKS MALL, PLLC,
                    SAN PEDRO FAMILY DENTAL CENTER, P.C.,
                    SOUTHPARK FAMILY DENTAL CENTER, P.C.,
                   WINDSOR PARK FAMILY DENTAL CENTER, P.C.,
         DENTAL CENTERS OF AMERICA AT BARTON CREEK SQUARE MALL, PLLC,
              DENTAL CENTERS OF AMERICA AT LAKELINE MALL, PLLC,
           DENTAL CENTERS OF AMERICA AT HURST NORTHEAST MALL, PLLC,
               DENTAL CENTERS OF AMERICA AT IRVING MALL, PLLC,
              DENTAL CENTERS OF AMERICA AT SIX FLAGS MALL, PLLC,
                   DENTAL CENTERS OF AMERICA AT WACO, P.C.,
                 DENTAL CENTERS OF AMERICA AT MESQUITE, P.C.,
                DENTAL CENTERS OF AMERICA AT SHERMAN, P.C. AND
          DENTAL CENTERS OF AMERICA AT RICHARDSON SQUARE MALL, P.C.,
                               AS THE SELLERS,
                                     AND
                          BARRY E. SOLOMON, D.D.S.,
                               MARC A. SOLOMON,
                              HEBRON D. CUTRER,
                                 STAN E. FAYE
                                      AND
                               ROBERT B. GRAU,
                             AS THE SHAREHOLDERS
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                               TABLE OF CONTENTS

      ARTICLE 1..............................................................2
                  1.1  DEFINITIONS...........................................2

      ARTICLE 2..............................................................7
                  2.1   PURCHASE AND SALE OF BUSINESS ASSETS.................7
                  2.2   PURCHASE AND SALE OF PC ASSETS.......................8
                  2.3   EXCLUDED ASSETS......................................8
                  2.4   ASSUMPTION OF OBLIGATIONS............................9
                  2.5   NONASSIGNABLE CONTRACTS AND LEASES..................10
                  2.6   CLOSING.............................................10
                  2.7   NORTHEAST...........................................10
                  2.8   SEPARATE NORTHEAST CLOSING..........................11

      ARTICLE 3.............................................................11
                  3.1   AMOUNT; ALLOCATION; DELIVERY........................11
                  3.2   NORTHEAST BASE PURCHASE PRICE ADJUSTMENT............12
                  3.3   AUDIT BASE PURCHASE PRICE ADJUSTMENT................12
                  3.4   DETERMINATION OF NOVEMBER 30 BALANCE SHEET..........13
                  3.5   PURCHASE PRICE ADJUSTMENT.  ........................13
                  3.6   AGENCY RELATIONSHIP.................................14

      ARTICLE 4.............................................................14
                  4.1   EXISTENCE AND GOOD STANDING.........................14
                  4.2   AUTHORIZATION AND VALIDITY OF AGREEMENT.............14
                  4.3   CAPITAL STOCK.......................................14
                  4.4   CONSENTS AND APPROVALS: NO VIOLATIONS...............15
                  4.5   SUBSIDIARIES AND AFFILIATES.........................15
                  4.6   FINANCIAL STATEMENTS: NO MATERIAL ADVERSE CHANGE....16
                  4.7   BOOKS AND RECORDS...................................16
                  4.8   TITLE TO PROPERTIES: ENCUMBRANCES: CONDITION........16
                  4.9   REAL PROPERTY.......................................17
                  4.10  LEASES..............................................17
                  4.11  MATERIAL CONTRACTS..................................17
                  4.12  PERMITS.............................................17
                  4.13  LITIGATION..........................................18
                  4.14  TAXES...............................................18
                  4.15  INSURANCE...........................................19
                  4.16  INTELLECTUAL PROPERTIES.............................19
                  4.17  COMPLIANCE WITH LAWS................................19
                  4.18  EMPLOYMENT RELATIONS................................19

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                  4.19  EMPLOYEE BENEFIT PLANS..............................19
                  4.20  ENVIRONMENTAL LAWS AND REGULATIONS..................19
                  4.21  INTERESTS IN CUSTOMERS, SUPPLIERS, ETC..............20
                  4.22  COMPENSATION OF EMPLOYEES...........................20
                  4.23  PAYORS..............................................20
                  4.24  ACCOUNTS RECEIVABLE: ACCOUNTS PAYABLE...............20
                  4.25  DISCLOSURE..........................................21
                  4.26  BROKER'S OR FINDER'S FEES...........................21
                  4.27  COPIES OF DOCUMENTS.................................21
                  4.28  INVESTMENT REPRESENTATIONS..........................21
                  4.29  DISCLOSURE..........................................22
                  4.30  PREDECESSORS IN INTEREST............................22

      ARTICLE 5.............................................................22
                  5.1   EXISTENCE AND GOOD STANDING: POWER AND AUTHORITY....23
                  5.2   NO VIOLATIONS.......................................23
                  5.3   CAPITAL STOCK.......................................23
                  5.4   LITIGATION..........................................24
                  5.5   COMPLIANCE WITH LAWS................................24
                  5.6   FINANCIAL STATEMENTS................................24
                  5.7   BROKER'S OR FINDER'S FEES...........................24
                  5.8   THIRD-PARTY CONSENTS................................24

      ARTICLE 6.............................................................24
                  6.1   TRUTH OF REPRESENTATIONS AND WARRANTIES.............25
                  6.2   PERFORMANCE OF AGREEMENTS...........................25
                  6.3   NO LITIGATION THREATENED............................25
                  6.4   CONSIDERATION.......................................25
                  6.5   GOVERNMENTAL APPROVALS..............................25
                  6.6   PROCEEDINGS.........................................25
                  6.7   SECRETARY'S AND GOOD STANDING CERTIFICATES..........25
                  6.8   NONCOMPETITION AGREEMENT............................26
                  6.9   LEGAL OPINION.......................................26
                  6.10  SUBORDINATION AGREEMENT.............................26
                  6.11  EMPLOYMENT AGREEMENT................................26
                  6.12  APPROVAL OF LENDERS.................................26
                  6.13  NORTHEAST...........................................26
                  6.14  CONSENTS............................................26
                  6.15  REGISTRATION RIGHTS AGREEMENT.......................26

      ARTICLE 7.............................................................26
                  7.1   TRUTH OF REPRESENTATIONS AND WARRANTIES.............26
                  7.2   PERFORMANCE OF AGREEMENTS...........................27

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                  7.3   NO LITIGATION THREATENED............................27
                  7.4   GOVERNMENTAL APPROVALS..............................27
                  7.5   CONSENTS............................................27
                  7.6   PROCEEDINGS.........................................27
                  7.7   DUE DILIGENCE.......................................27
                  7.8   APPROVAL OF LENDERS.................................27
                  7.9   GOOD STANDING CERTIFICATES..........................27
                  7.10  NONCOMPETITION AGREEMENT............................28
                  7.11  LEGAL OPINION.......................................28
                  7.12  SUBORDINATION AGREEMENT.............................28
                  7.13  EMPLOYMENT AGREEMENT................................28
                  7.14  DOCUMENTS OF CONVEYANCE.............................28
                  7.15  FINANCING...........................................28
                  7.16  NORTHEAST...........................................28
                  7.17  BANDERA.............................................28
                  7.18  MANAGEMENT SERVICES AGREEMENT.......................28

      ARTICLE 8.............................................................28
                  8.1   COOPERATION BY EACH SELLER..........................28
                  8.2   CONDUCT OF BUSINESS.................................29
                  8.3   PROHIBITED ACTIVITIES...............................29
                  8.4   DE NOVO OFFICES AND ENTITY REFORMATION..............31
                  8.5   EXCLUSIVE DEALING...................................31
                  8.6   REVIEW OF THE ASSETS................................31
                  8.7   FURTHER ASSURANCES..................................31
                  8.8   POST-CLOSING ASSISTANCE.............................32
                  8.9   SUBORDINATION.......................................32
                  8.10  NORTHEAST...........................................32
                  8.11  SCHEDULES...........................................32
                  8.12  BOOKS AND RECORDS...................................32

      ARTICLE 9.............................................................33
                  9.1   COOPERATION BY PURCHASER............................33
                  9.2   BOOKS AND RECORDS; PERSONNEL........................33
                  9.3   FURTHER ASSURANCES..................................33
                  9.4   EMPLOYEES...........................................33
                  9.5   WARN ACT............................................34
                  9.6   SEC REPORTS.........................................34

      ARTICLE 10............................................................34
                  10.1  TERMINATION.........................................34
                  10.2  EFFECT ON OBLIGATIONS...............................35

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      ARTICLE 11............................................................35
                  11.1  INDEMNIFICATION OF THE SELLERS AND THE SHAREHOLDERS.35
                  11.2  INDEMNIFICATION OF THE PURCHASER....................36
                  11.3  LIMITATIONS ON INDEMNIFICATION......................37
                  11.4  DEMANDS.............................................37
                  11.5  RIGHT TO ATTEMPT TO CURE............................38
                  11.6  RIGHT TO CONTEST AND DEFEND.........................38
                  11.7  COOPERATION.........................................38
                  11.8  RIGHT TO PARTICIPATE................................39
                  11.9  PAYMENT OF DAMAGES..................................39
                  11.10 RIGHT OF SETOFF.....................................39
                  11.11  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........39
                  11.12  ELECTION OF REMEDIES...............................40

      ARTICLE 12............................................................40
                  12.1  ENTIRE AGREEMENT....................................40
                  12.2  SUCCESSORS AND ASSIGNS..............................40
                  12.3  COUNTERPARTS........................................40
                  12.4  HEADINGS............................................41
                  12.5  MODIFICATION AND WAIVER.............................41
                  12.6  NO THIRD PARTY BENEFICIAL RIGHTS....................41
                  12.7  SALES AND TRANSFER TAXES............................41
                  12.8  EXPENSES............................................41
                  12.9  NOTICE..............................................41
                  12.10 GOVERNING LAW.......................................42
                  12.11 CONFIDENTIALITY; PUBLICITY..........................42
                  12.12 CONSENT TO JURISDICTION.............................43
                  12.13 SEVERABILITY........................................43
                  12.14 ENFORCEMENT.........................................43
                  12.15 ARBITRATION AND LIMITATION ON CLAIMS................43

SCHEDULES
      Schedule 2.3  Excluded Contracts
      Schedule 2.4  Long-term Debt
      Schedule 2.7  Acceptable Terms
      Schedule 3.1  Purchase Price Allocation
      Schedule 4.4  Consents
      Schedule 4.5  Asset Owned by Third parties which are Used in the Business
      Schedule 4.6  Material Adverse Change
      Schedule 4.8  Encumbrances
      Schedule 4.9  Real Property
      Schedule 4.10 Leased Personal Property
      Schedule 4.11 Material Contracts and Proposals

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      Schedule 4.12 Permits
      Schedule 4.13 Litigation
      Schedule 4.14 Taxes
      Schedule 4.15 Insurance Policies
      Schedule 4.16 Intellectual Property
      Schedule 4.17 Compliance with Laws
      Schedule 4.18 Employment Relations
      Schedule 4.22 Employee Compensation
      Schedule 4.23 Payors
      Schedule 4.24 Accounts Receivable Changes
      Schedule 4.26 Broker's Fees
      Schedule 8.6  Authorized Employees
      Schedule 8.8  Post-Closing Assistance
      Schedule 11.3 Limits on Indemnification

EXHIBITS
      Exhibit A Employment Agreement
      Exhibit B Noncompetition Agreement
      Exhibit C Note
      Exhibit D Subordination Agreement
      Exhibit E Registration Rights Agreement
      Exhibit F Management Services Agreement

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                           ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT dated as of December 30, 1998, by and among Castle Dental Centers of Texas, Inc., a Texas corporation ("Purchaser"), Castle Dental Centers, Inc., a Delaware corporation ("Castle Dental"), and Jack H. Castle, D.D.S., P.C., a Texas professional corporation ("Castle PC"), and DCA Limited Partnership, L.L.P., a Texas limited liability partnership ("DCA, Ltd."), Dental Administrators of Texas Limited Partnership, L.L.P., a Texas limited liability partnership ("DAI, Ltd."), Dental Centers of America Paymaster P.C., a Texas professional corporation ("Paymaster")(DCA, Ltd., along with DAI, Ltd. and Paymaster collectively referred to herein as "Administrators"), Bandera Road Dental Center, P.C., a Texas professional corporation ("Bandera"), Ingram Park Family Dental Center, P.C., a Texas professional corporation ("Ingram"), Northeast Family Dental Center, P.C., a Texas professional corporation ("Northeast"), Dental Centers of America at Rolling Oaks Mall, PLLC, a Texas professional limited liability company ("Rolling Oaks"), San Pedro Family Dental Center, P.C., a Texas professional corporation ("San Pedro"), Southpark Family Dental Center, P.C., a Texas professional corporation ("Southpark"), Windsor Park Family Dental Center, P.C., a Texas professional corporation ("Windsor"), Dental Centers of America at Barton Creek Square Mall, PLLC, a Texas professional limited liability company ("Barton Creek"), Dental Centers of America at Lakeline Mall, PLLC, a Texas professional limited liability company ("Lakeline"), Dental Centers of America at Hurst Northeast Mall, PLLC, a Texas professional limited liability company ("Hurst"), Dental Centers of America at Irving Mall, PLLC, a Texas professional limited liability company ("Irving"), Dental Centers of America at Six Flags Mall, PLLC, a Texas professional limited liability company ("Six Flags"), Dental Centers of America at Waco, P.C., a Texas professional corporation ("Waco"), Dental Centers of America at Mesquite, P.C., a Texas professional corporation ("Mesquite"), Dental Centers of America at Sherman, P.C., a Texas professional corporation ("Sherman"), Dental Centers of America at Richardson Square Mall, P.C., a Texas professional corporation ("Richardson" and, collectively with Bandera, Ingram, Northeast, Rolling Oaks, San Pedro, Southpark, Windsor, Barton Creek, Lakeline, Hurst, Irving, Six Flags, Waco, Mesquite and Sherman, the "PCs")(the Administrators and the PCs being collectively referred to as the "Sellers" and individually referred to as a "Seller"), Barry E. Solomon, D.D.S., an individual living in San Antonio, Texas ("B. Solomon"), Marc A. Solomon, an individual living in San Antonio, Texas ("M. Solomon"), Hebron D. Cutrer, an individual living in San Antonio, Texas ("Cutrer"), Stan E. Faye, an individual living in San Antonio, Texas ("Faye"), and Robert B. Grau, an individual living in San Antonio, Texas ("Grau", and together with B. Solomon, M. Solomon, Cutrer and Faye, the "Shareholders").

                             W I T N E S S E T H:

      WHEREAS, each Seller wishes to sell, and Purchaser and Castle PC wish to purchase, substantially all of the property, assets and business of each such Seller, all upon the terms and subject to the conditions set forth below; and

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      WHEREAS, DCA, Ltd. was formed to hold and operate all of the assets and liabilities of Dental Centers of America, Inc., a Texas corporation ("DCA"); and

      WHEREAS, DAI, Ltd. was formed to hold and operate all of the assets and liabilities of Dental Administrators, Inc., a Texas corporation ("DAI");

      NOW, THEREFORE, in consideration of the mutual covenants and other consideration described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

      1.1 DEFINITIONS. As used herein, the following terms have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "ACCOUNTS RECEIVABLE" all notes and accounts receivable of each Seller other than Intercompany Accounts.

      "ACCOUNTS PAYABLE" the payables other than Intercompany Accounts of each Seller to trade account and other creditors incurred in the ordinary course of business as of the Closing Date.

      "ACTUAL KNOWLEDGE" means the actual knowledge of a Person.

      "AFFILIATE" with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.

      "AGREEMENT" this Asset Purchase Agreement, as amended from time to time as provided herein.

      "ASSETS" means the Business Assets and the PC Assets.

      "ASSIGNED CONTRACT" means any license, lease permit or contract relating to the Business, except Excluded Contracts.

      "ASSUMED OBLIGATIONS" as defined in Section 2.4 hereof.

      "BALANCE SHEET DATE" as defined in Section 4.6 hereof.

      "BASE PURCHASE PRICE" as defined in Section 3.1 hereof.

      "BASKET" as defined in Section 11.3 hereof.

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      "BEST EFFORTS" shall mean the best efforts of a Person; provided, however that a Person required to use its best efforts hereunder shall not be required to (a) pay any amount to a third party in order to receive such third party's cooperation or consent, (b) file suit against any such third party or (c) incur any material costs on its own behalf.

      "BOOKS AND RECORDS" all books, records, books of account, files and data (including customer and supplier lists), certificates and other documents related to the conduct of the business or the ownership of the Assets, including personnel records and files, except that the Books and Records shall not include any books, records, files and other data of each Seller which relate exclusively to organizational and governance proceedings of each respective Seller and shall include only photostatic or electronic copies of documents necessary to prepare the Tax Returns (past, present or future) of Sellers, DCA, DAI and/or Shareholders, the originals of which shall be retained by Sellers.

      "BUSINESS" as for the PCs, the practice of dentistry, including orthodontics and periodontics currently conducted by each such PC, and as for the Administrators, all management and related activities currently conducted by each such Administrator or with respect to DCA, Ltd. and/or DAI, Ltd. in the manner previously conducted by DCA and/or DAI, respectively .

      "BUSINESS ASSETS" as defined in Section 2.1 hereof.

      "CASTLE DENTAL" as defined in the preamble.

      "CLOSING" as defined in Section 2.6 hereof.

      "CLOSING DATE" as defined in Section 2.6 hereof.

      "CODE" the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

      "COMMON STOCK" means the common stock, $.001 par value, of Castle Dental, which on the date of this Agreement is traded on the Nasdaq National Market.

      "DE NOVO OFFICES" as defined in Section 8.4 hereof.

      "EMPLOYMENT AGREEMENT" means an employment agreement between Purchaser and
M. Solomon in substantially the form attached hereto as EXHIBIT A and incorporated herein by this reference.

      "ENCUMBRANCES" liens, security interests, options, rights of first refusal, mortgages, debentures, indentures, deeds of trust, licenses, leases, permits or security agreements.

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      "ENVIRONMENTAL CLAIM" any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating in any way to any Environmental Law (for purposes of this definition, "Claims") or any permit issued under any such Environmental Law, including without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, remediation or other actions for damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      "ENVIRONMENTAL LAW" any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to Hazardous Materials, the environment or health relating to or arising from environmental conditions, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended 42 U.S.C. ss. 9601 ET SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801 ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; and substantially similar state and local laws.

      "ERISA" the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

      "EXCLUDED ASSETS" as defined in Section 2.3 hereof.

      "EXCLUDED CONTRACTS" as defined in Section 2.3(a) hereof.

      "EXCLUDED LIABILITIES" as defined in Section 2.4 hereof.

      "FINANCIAL REPORTS" as defined in Section 3.4 hereof.

      "FINANCIAL STATEMENTS" as defined in Section 4.6 hereof.

      "GAAP" generally accepted accounting principles consistently applied.

      "HAZARDOUS MATERIALS" (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous

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substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of substantially similar import under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited or regulated by an governmental authority.

      "INTELLECTUAL PROPERTY" domestic and foreign patents, patent applications, registered and unregistered trademarks, service marks, trade names and logos, registered and unregistered copyrights, computer programs, data bases, trade secrets and proprietary information currently used in connection with the Business; provided, however, that Intellectual Property shall exclude the non-exclusive right to use the "tooth" used by Sellers in their advertising materials.

      "INTERCOMPANY ACCOUNTS" includes any obligation (i) from any Seller to any Shareholder or any other Seller or (ii) from any Shareholder to any Seller or any other Shareholder.

      "KNOWLEDGE" means the actual knowledge of a Person as well as the knowledge a reasonable Person would have obtained, after due inquiry (i) in order to make the representation or warranty referred to herein in an informed manner or (ii) from the disclosure materials provided to it.

      "MANAGEMENT SERVICES AGREEMENT" means a Management Services Agreement between each of the PCs and Castle PC in substantially the form attached hereto as EXHIBIT F and incorporated herein by this reference.

      "MATERIAL ADVERSE EFFECT" material adverse effect (i) in the case of Sellers, on the Assets, Assumed Obligations, Business, condition (financial or otherwise) or results of operations of Sellers taken as a whole and (ii) in the case of the Purchaser, Castle PC and Castle Dental, on the assets, liabilities, business, condition (financial or otherwise) or results of operations of Castle Dental, Purchaser and Castle PC taken as a whole.

      "NONCOMPETITION AGREEMENT" means a confidentiality and noncompetition agreement between Castle Dental and each Shareholder in substantially the form attached hereto as EXHIBIT B and incorporated herein by this reference, such agreements to reflect the payment of $50,000 to B. Solomon, $50,000 to M. Solomon, and $10,000 to each of Cutrer, Faye and Grau.

      "NOTES" means the subordinated promissory notes of Castle Dental in substantially the form attached hereto as EXHIBIT C and incorporated herein by this reference, provided, however, that in the event Castle Dental elects to prepay any of its outstanding indebtedness to sellers of businesses acquired by Castle Dental or its affiliates prior to the Closing, the Notes shall be amended to provide for amortization of principal in twelve equal quarterly installments.

      "PC ASSETS" as defined in Section 2.3 hereof.

      "PERMITS" as defined in Section 4.12 hereof.

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      "PERMITTED ENCUMBRANCES" as defined in Section 4.8 hereof.

      "PERSON" any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or other department or agency thereof or other entity.

      "PLANS" as defined in Section 4.19 hereof.

      "PRE-CLOSING PERIODS" as defined in Section 4.14(a) hereof.

      "PRICE ALLOCATION" as defined in Section 3.1 hereof.

      "PURCHASER" as defined in the preamble of this Agreement.

      "REGISTRATION RIGHTS AGREEMENT" means a registration rights agreement between Castle Dental and the Shareholders in substantially the form attached hereto as EXHIBIT E and incorporated herein by this reference.

      "RELEASE" disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

      "RETURNS" as defined in Section 4.14(a) hereof.

      "SELLERS" as defined in the preamble of this Agreement.

      "SELLER PROPERTY" any real property and improvements thereon presently owned, leased, operated or occupied by any Seller.

      "SHAREHOLDERS" as defined in the preamble.

      "SUBORDINATION AGREEMENT" the subordination agreement by and between NationsBank of Texas, N.A., as agent, on behalf of each of Castle Dental's senior lenders, Castle Dental and each Person receiving Notes in the form of EXHIBIT D attached hereto and incorporated herein by reference.

      "TAX" any net income, alternative or add-on minimum tax, advance, corporation, gross income, gross receipts, sales, use, AD VALOREM, franchise, profits, license, value added, withholding, payroll, employment, unemployment, excise, stamp or occupation tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty imposed by any governmental authority with respect thereto, and any liability for such amounts as a result either of being a member of an affiliated group or of a contractual obligation to indemnify any other entity.

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                                    ARTICLE 2

                                THE TRANSACTION

      2.1 PURCHASE AND SALE OF BUSINESS ASSETS. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from the each Seller, and each Seller agrees to sell, convey, transfer, assign and deliver, and cause to be sold, conveyed, transferred, assigned and delivered, to Purchaser, on the Closing Date, against the receipt by the Sellers of their respective portion of the consideration specified in Section 3.1, the Business Assets owned by such Seller, free and clear of any Encumbrances except Permitted Encumbrances. Except as otherwise set forth herein, the term "Business Assets" shall mean all of the rights, title and interests of each Seller in and to the properties or assets used in or relating to the conduct of its portion of the Business on the Closing Date, tangible and intangible, real, personal and mixed, wheresoever situated and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, other than the PC Assets and the Excluded Assets. Except as otherwise set forth herein, the Business Assets shall include but are not limited to each Seller's right, title and interest to the following categories of properties or assets relating to the Business:

            (a) each Seller's title to, interest in or rights under the leases of real property described in Schedule 4.9 attached hereto together with all buildings, facilities, fixtures and other leasehold improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereof;

            (b) machinery, equipment, tools, supplies, inventories, furniture, fixtures, furnishings, vehicles and other assets owned or leased by each Seller and used or held for use in the conduct of the Business;

            (c) contracts, documents, instruments and general intangibles of each Seller, including the name "Dental Centers of America" and derivatives thereof, and goodwill associated therewith, other than the Excluded Contracts;

            (d) Accounts Receivable as of the Closing Date;

            (e) all licenses, permits, registrations and authorizations, proprietary information, methods, know-how, designs, processes, procedures, goodwill and all rights held by each Seller to other Intellectual Property;

            (f) its Books and Records, including a photostatic copy of documents necessary to prepare Tax returns of Sellers and Shareholders;

            (g) any rights of each Seller pertaining to any counterclaims, set-offs or defenses it may have with respect to any Assumed Obligations;

            (h) all prepaid claims and other prepaid expense items related to the Business Assets acquired hereunder;

            (i) the cash included in all bank accounts at the date of Closing (other than cash which may be paid out prior to Closing as allowed by Section 8.3); and

            (j) claims made under, and the right to pursue claims under, indemnities, policies of insurance, fidelity, surety or similar bonds and the coverages afforded thereby relating to the Assumed Obligations.

      2.2 PURCHASE AND SALE OF PC ASSETS. Subject to the terms and conditions of this Agreement, Castle PC agrees to purchase from the each Seller, and each Seller agrees to sell, convey, transfer, assign and deliver, and cause to be sold, conveyed, transferred, assigned and delivered, to Castle PC, on the Closing Date, against the receipt by the Sellers of their respective portion of the consideration specified in Section 3.1, the PC Assets owned by such Seller, free and clear of any Encumbrances except Permitted Encumbrances. Except as otherwise set forth herein, the term "PC Assets" shall mean all of the rights, title and interests of each Seller in and to the following properties or assets used in or relating to the conduct of its portion of the Business on the Closing
Date:

            (a) all of the employment agreements with all dentists presently employed by Sellers;

            (b) Sellers' reimbursement contracts with third party insurance companies, managed care companies and other reimbursement sources for dental services provided; and

            (c) any property, record or contract that, under Texas law, must be owned by a licensed dentist or an entity owned solely by licensed dentists.

      2.3 EXCLUDED ASSETS. The above notwithstanding, the Assets shall not include any of the following (the "Excluded Assets"):

            (a) each contract set forth on Schedule 2.3 (the "Excluded Contracts");

            (b) savings account No.1861001882 in NationsBank of Texas, N.A., and the proceeds thereof;

            (c) minute books and governance documents of the Sellers and original copies of documents necessary to prepare Tax returns of Sellers and Shareholders;

            (d) any rights of each Seller pertaining to any counterclaims, set-offs or defenses it may have with respect to any Excluded Liabilities;

            (e) all prepaid claims and other prepaid expense items related to Excluded Assets;

            (f) cash which may be paid out prior to Closing as allowed by
      Section 8.3;

            (g) claims made under, and the right to pursue claims under, indemnities, policies of insurance, fidelity, surety or similar bonds and the coverages afforded thereby relating to the Excluded Liabilities.

            (h) any and all build out allowance reimbursements due from the landlord relating to any lease of a De Novo Office (to the extent the landlord has authorized their release);

            (i) the non-exclusive right to use the "tooth" used in advertising by Seller;

            (j)   Intercompany Accounts;

            (k)   prepaid Taxes or Tax refunds;

            (l) any and all right, title and interest in and to the book/manuscript entitled "How to Keep Your Teeth in Your Mouth for a Lifetime" authored by B. Solomon; or

            (m) assets used in the Business and owned by others and set forth on
      Schedule 4.5.

      2.4 ASSUMPTION OF OBLIGATIONS. Upon the sale of the Assets by Sellers, Purchaser or Castle PC shall assume and agree to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, (a) all liabilities, claims and obligations of the Sellers (including obligations under any Assigned Contract), past, present or future relating to the operation of Sellers' Business on or prior to the Closing Date other than Excluded Liabilities (as defined below) and (b) any and all liabilities, claims or damages resulting from any Shareholder guarantees (including any liability thereon of spouses of Shareholders) of lease obligations of Sellers (other than liabilities arising from breaches of leases prior to the Closing Date [except for a failure to obtain the consent of the landlord necessary to assign such lease to the Purchaser, to the extent such failure constitutes a Permitted Encumbrance])(collectively, "Assumed Obligations"). Notwithstanding anything contained herein to the contrary, neither Purchaser nor Castle PC shall assume, and they hereby expressly disclaim responsibility for, any direct or indirect indebtedness, liability, claim, deficiency, obligation or responsibility, known or unknown, fixed or contingent, liquidated or unliquidated, accrued, absolute or otherwise of any Seller or Shareholder ("Excluded Liability") which arises from: (a) the long-term debt of the Sellers set forth on Schedule 2.4, (b) any Intercompany Account, (c) failure to withhold or pay Taxes due and owing prior to the Closing Date (other than (i) Taxes required to be withheld from or paid on payroll from the date of each employee's last paycheck to the Closing Date and (ii) property Taxes that have accrued for the current calendar year (which shall be pro rated to the Closing Date)), (d) any income or franchise Taxes owed at any time by any Seller or Shareholder or by any of their predecessors in interest, (e) any claim by any Person claiming to own an equity, net profits or other interest in any Seller or in any partner or subsidiary of any Seller,

(f) any claim by any Person claiming to be owed a lump-sum payment pursuant to an employment or other agreement which agreement provides for the payment of such a lump sum to such Person upon the sale of the business or assets of any Seller, (g) broker's or finder's fees and the unusual and non-recurring accounting and legal expenses incurred in connection with the transactions contemplated by this Agreement (except to the extent such unusual and non-recurring accounting and legal expenses are paid in accordance with the provisions of the last sentence of Section 8.3), (h) any malpractice claim or unfair labor or hiring practice (including disputes with respect to amounts owed under employment agreements) arising from acts or omissions occurring prior to the Closing Date; provided, however, that if and to the extent that Castle Dental, the Purchaser or Castle PC contributes to such unfair labor or hiring practice after the Closing, any liability arising from such post-closing acts or omissions shall not be an Excluded Liability or (i) any claim brought by a governmental entity or the holder of a valid $26 coupon due to the charge by a Seller of the $7.00 sterilization fee in connection with the use of that coupon.

      2.5 NONASSIGNABLE CONTRACTS AND LEASES. In the case of any Assigned Contracts which are not by their terms assignable or with respect to which a consent to assignment is not obtained by the Closing Date (which lack of consent may be a Permitted Encumbrance upon satisfaction of the definition thereof in
Section 4.8), each Seller agrees to use its best efforts to obtain, or cause to be obtained, as soon as practicable after the Closing Date, any written consents necessary to convey to Purchaser or Castle PC the benefit thereof; provided, however, that in no event shall any Seller be required to pay any party to such a contract a fee to obtain such a consent. Purchaser, Castle Dental and Castle PC shall use their best efforts to assist Sellers, in such manner as may be reasonably requested, in connection therewith, including without limitation, active participation in visits to and meetings, discussions and negotiations with all Persons with the authority to grant or withhold consent. If any Seller is unable to obtain such necessary written consents for the remaining term of such Assigned Contract, Purchaser or Castle PC shall act as such Seller's agent and shall perform all obligations and liabilities of such Seller under such Assigned Contract and such Seller shall act as Purchaser's or Castle PC's agent in the receipt of any benefits, rights or interests which inure to such Seller under such Assigned Contract. The above notwithstanding, in connection with the purchase of the Assets relating to Northeast, Purchaser shall execute a new lease agreement between itself and Alfred G. Bradford, Jr., Trustee, in the form set forth on Schedule 2.7 attached hereto, and the existing lease relating to such premises shall be terminated.

      2.6 CLOSING. The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of Boyer, Ewing & Harris Incorporated, Nine Greenway Plaza, Suite 3100, Houston, Texas 77046, no later than January 15, 1999, or such other place, date and time as may be mutually agreed upon by the parties. Such time and date are referred to herein as the "Closing Date."

      2.7 NORTHEAST. If B. Solomon fails to acquire (on terms and conditions no less favorable to Purchaser and Castle PC on a going-forward basis than those set forth on Schedule 2.7 ("Acceptable Terms")), at or prior to Closing, the equity interest ("Northeast Interest") in Northeast not currently owned by B. Solomon, there shall be no breach of this Agreement, but the Purchase Price shall be reduced as described in Section 3.2. In addition, all representations, warranties and covenants of the Sellers and the Shareholders relating to Northeast and any contracts or agreements relating to Northeast held by the Administrators (the "Related Northeast Assets")(other than the provisions of Sections 12.8 and 12.11) shall be deemed deleted from this Agreement from its inception, unless the provisions of Section 2.8 apply.

      2.8 SEPARATE NORTHEAST CLOSING. If the Closing occurs and the Assets of Northeast and the Related Northeast Assets are not acquired thereat, and within 90 days of the Closing Date, B. Solomon acquires on Acceptable Terms the Northeast Interest and desires to cause the Purchaser and Castle PC to acquire the Assets of Northeast and the Related Northeast Assets and assume the Assumed Obligations relating thereto, Castle PC and the Purchaser shall, subject to the terms and conditions of this Agreement, acquire the Assets of Northeast and the Related Northeast Assets and assume the Assumed Obligations relating thereto (the "Northeast Acquisition"). The closing of the Northeast Acquisition shall be held at the offices of Boyer, Ewing & Harris Incorporated, Nine Greenway Plaza, Suite 3100, Houston, Texas 77046, on or before the 90th day following the Closing Date. The conditions precedent to closing the Northeast Acquisition shall be identical to those contained in Article 6 and Article 7 of this Agreement, provided that Northeast and the Administrators holding Related Northeast Assets shall be the only Sellers at such closing and all representations, warranties and covenants of the Sellers and Shareholders at such closing shall only concern Northeast and the Related Northeast Assets and the Assumed Obligations relating thereto. The purchase price payable for the Northeast Acquisition shall be equal to the amount by which the Base Purchase Price was adjusted downward pursuant to Section 3.2 at the Closing, with the amount of cash, Common Stock and Notes to be paid to be equal to the amount by which each was so reduced from the Base Purchase Price, but with the number of shares of Common Stock to be issued to be based on the Closing Trading Price and with the Notes to be dated as of the closing of the Northeast Acquisition, but with principal payments due on the same dates as the Notes issued on the Closing Date.

                                   ARTICLE 3

                           PAYMENT OF PURCHASE PRICE

      3.1 AMOUNT; ALLOCATION; DELIVERY. Subject to adjustment as provided in Sections 3.2 and 3.3, at the Closing, in addition to Purchaser's assumption of the Assumed Obligations, Purchaser shall pay to Sellers the sum of $13,220,000 in cash, plus $1,250,000 in Notes, plus up to 125,000 shares of Common Stock (collectively, the "Base Purchase Price"), which Base Purchase Price shall be remitted by Purchaser (subject to adjustment as provided in Section 3.2) to Sellers in the following manner:

            (a) Thirteen Million Two Hundred Twenty Thousand and No/100 Dollars ($13,220,000) on the Closing Date, which shall be paid by wire transfer of immediately available funds to the accounts of Sellers and in the amounts per Seller set forth on Schedule 3.1;

            (b) 125,000 shares of Common Stock issued in the names and in the amounts set forth on Schedule 3.1; and

            (c) One Million Two Hundred and Fifty Thousand and No/100 Dollars ($1,250,000) in Notes shall be issued and delivered to the Persons and in the amounts set forth on Schedule 3.1 at the Closing.

      Purchaser, Castle PC and Sellers hereby agree to allocate the Purchase Price in accordance with Section 1060 of the Code among the Assets in accordance with Schedule 3.1 attached hereto (the "Price Allocation"). The parties hereby undertake and agree to file timely any information that may be required to be filed pursuant to regulations promulgated under Section 1060(b) of the Code. The parties further agree that they will report the federal, state, municipal, foreign and local and other tax consequences of the purchase and sale hereunder in a manner consistent with the Price Allocation, as so adjusted, and that they will not take any position inconsistent therewith. In the event the Sellers elect to distribute all or any portion of the Notes or Common Stock to any of their partners or the Shareholders after Closing, Castle Dental shall cause new stock certificates and/or Notes to be issued in the names of such partners or Shareholders in such denominations requested by such partners or Shareholders in substitution for those issued to the Sellers; provided that any transferee of a Note shall be required to execute a Subordination Agreement. In addition, in the event the Sellers elect to distribute all or any portion of the Common Stock to certain of the employees of the Sellers after Closing, Castle Dental shall cause new stock certificates to be issued in the names of such employees in such denominations requested by the Sellers in substitution for those issued to the Sellers.

      3.2 NORTHEAST BASE PURCHASE PRICE ADJUSTMENT. In the event B. Solomon fails to acquire the Northeast Interest on Acceptable Terms at or prior to the Closing, the Base Purchase Price shall be reduced by an amount equal to (a) $900,000, with the amount of cash, Common Stock and Notes being decreased pro rata plus (b) an additional $300,000 in cash.

      3.3 AUDIT BASE PURCHASE PRICE ADJUSTMENT. Prior to the Closing Date, Castle Dental's independent public accountants shall conduct, in consultation and cooperation with Sellers, an audit of the Business and prepare income statements and statements of cash flows for Sellers for the years ending December 31, 1996 and 1997, and for the period from January 1, 1998 to the Balance Sheet Date, and balance sheets for Sellers at December 31, 1996, December 31, 1997 and the Balance Sheet Date prepared in accordance with GAAP (collectively, the "Audited Reports"), and deliver the Audited Reports to Castle Dental and the Sellers. In addition, prior to the Closing Date, Castle Dental shall conduct its due diligence review of the Business, including a review of the income statements and statements of cash flow and balance sheets of the Business to the extent provided by the Sellers for periods following the Balance Sheet Date. Immediately prior to the Closing, Castle Dental shall inform the Sellers and the Shareholders of (a) any and all defaults by the Sellers and/or the Shareholders of the terms of this Agreement that it has discovered in the process of conducting its due diligence review or otherwise that have occurred or will have occurred at Closing if not cured prior to Closing, (b) whether it believes the net current assets of the Business (excluding the

Excluded Assets and the Excluded Liabilities) have been reduced from the Balance Sheet Date until such date because of reasons other than (x) normal fluctuations in the ordinary course of business or (y) actions otherwise authorized under the terms of this Agreement, and (c) of the amount of any adjustment to the Base Purchase Price that Castle Dental believes to be appropriate relating thereto. If the amount of any adjustment is less than or equal to $75,000, the Base Purchase Price shall not be reduced, but the amount of the Basket shall be reduced by such amount. If the amount of any adjustment is more than $75,000, either the Base Purchase Price shall be reduced by such amount or this Agreement may be terminated pursuant to Section 10.1(d).

      3.4 DETERMINATION OF NOVEMBER 30 BALANCE SHEET. On or prior to the 60th day following the Closing Date, Sellers' accountants shall prepare an income statement and statement of cash flows for Sellers for the period from the Balance Sheet Date to November 30, 1998, and a balance sheet for Sellers as of November 30, 1998 prepared in accordance with GAAP (collectively, the "Financial Reports"), and deliver the Financial Reports to Castle Dental. Based upon the Financial Reports, Castle Dental and Sellers shall determine the net current assets of Sellers as of November 30, 1998 (excluding the Excluded Assets and the Excluded Liabilities) in accordance with GAAP. Within 30 days of receipt of the Financial Reports, in the event Castle Dental believes that the Sellers caused the net current assets of the Business from the Balance Sheet Date (based upon the Audited Reports) until November 30, 1998 to be reduced for reasons other than (i) normal fluctuations in the ordinary course of business, (ii) from actions otherwise authorized under the terms of this Agreement or (iii) matters as to which Castle Dental, Castle PC or Purchaser had knowledge at the Closing Date, Castle Dental shall prepare and deliver a written report with respect to any disagreement Castle Dental may have with regard to the manner in which the Business was operated from the balance Sheet Date until Closing. If Sellers' accountants and Castle Dental cannot resolve such disagreement within 15 days after Sellers' accountants receipt of such report, then they shall so notify Sellers, and Sellers and Castle Dental shall attempt to resolve the discrepancy within 15 days of such notice. If Sellers and Castle Dental cannot resolve the disagreement to their mutual satisfaction, an independent public accounting firm reasonably acceptable to Sellers and Castle Dental shall be retained to resolve the disagreement regarding the Financial Reports. Such firm's conclusions as to the resolutions of disputed matters for purposes of determining the Sellers' net current assets shall be conclusive. Any dispute concerning matters other than the determination of Sellers' net current assets shall be subject to the provisions of Section 12.15 hereof. Sellers and Castle Dental shall share equally in the expenses of retaining such independent accounting firm. Castle Dental shall pay its expenses regarding the Financial Reports and related matters, and Sellers shall pay the expenses of Sellers' accountants for their work regarding the Financial Reports and related matters.

      3.5 PURCHASE PRICE ADJUSTMENT. On the one-year anniversary of the Closing Date, the Purchaser shall pay the Sellers in cash ("Guaranteed Amount") (a) the amount, if any, by which $10.00 exceeds the average closing price of the Common Stock on the Nasdaq National Market for the 15 trading days immediately preceding the first anniversary of the Closing Date, multiplied by (b) 125,000; provided, however, that in no event shall the aggregate amount of the Guaranteed Amount exceed $430,212.50.

      3.6 AGENCY RELATIONSHIP. In the event that, following the Closing Date, any Seller receives any funds, documents or instruments which constitute or are delivered in respect of Assets transferred to Purchaser or Castle PC pursuant to this Agreement, such Seller agrees to hold such funds, documents or instruments for the benefit of Purchaser or Castle PC and as Purchaser's or Castle PC's agent therefor and redeliver such items to Purchaser or Castle PC. In the event that, following the Closing Date, Purchaser, Castle Dental or Castle PC receives any funds, documents or instruments which constitute or are delivered in respect of Excluded Assets retained by any Seller pursuant to this Agreement, Purchaser, Castle Dental or Castle PC agrees to hold such funds, documents or instruments for the benefit of such Seller and as such Seller's agent therefor and redeliver such items to such Seller.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF SELLERS
                             AND THE SHAREHOLDERS

      As an inducement to the Purchaser, Castle Dental and Castle PC to enter into and perform this Agreement, each Seller and Shareholder jointly and severally represents and warrants to Purchaser, Castle Dental and Castle PC as follows:

      4.1 EXISTENCE AND GOOD STANDING. Each Seller is a corporation, limited liability partnership, professional corporation or professional limited liability company duly organized and validly existing under the laws of the State of Texas. Each Seller has the full power and authority to own, lease and operate its property and to carry on its Business as now being conducted.

      4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each Seller has full power and authority, and each Shareholder has full power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions they are required to carry out contemplated hereby. The execution, delivery and performance of this Agreement by such Seller and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors, managers or partners of such Seller and by all of the Shareholders as the shareholders, members or partners of such Seller, and no other action on the part of such Seller or its shareholders, members or partners is necessary to authorize the execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller and such Shareholder and is a valid and binding obligation of such Seller and such Shareholder enforceable against each in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      4.3 CAPITAL STOCK. All of the outstanding shares of capital stock or membership interests of the Sellers that are corporations, professional corporations or limited liability companies (other than Northeast and Bandera) are owned beneficially and of record by the Shareholders free and clear of any Encumbrances. All of the partnership interests in DCA, Ltd. and DAI, Ltd. are owned beneficially and of record by DCA GP Texas, Inc., a Texas corporation, and San Antonio DCA Delaware, Inc., a Delaware corporation (the "DCA Partners") and DAI GP Texas, Inc., a Texas corporation and San Antonio DAI Delaware, Inc., a Delaware corporation (the "DAI Partners") free and clear of any Encumbrances. All of the outstanding shares of capital stock or membership interests of the DCA Partners and the DAI Partners are owned beneficially and of record by the Shareholders free and clear of any Encumbrances. Following B. Solomon's purchase of the Northeast Interest, all of the outstanding shares of capital stock Northeast will be owned beneficially and of record by B. Solomon free and clear of any Encumbrances. Following B. Solomon's purchase of Scott Barton's interest in Bandera, all of the outstanding shares of capital stock Bandera will be owned beneficially and of record by B. Solomon free and clear of any Encumbrances. Other than B. Solomon's option to purchase Scott Barton's interest in Bandera, no outstanding options, warrants or rights to acquire capital stock, partnership interest or membership interests of any Seller exist.

      4.4 CONSENTS AND APPROVALS: NO VIOLATIONS. Except as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement by each Seller and Shareholder and the consummation by Sellers and the Shareholders of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the organizational documents of any Seller;
(b) to the actual knowledge of any Seller or Shareholder, violate any statute, ordinance, rule or regulation applicable to any Seller or Shareholder or by which any of the Assets may be bound, (c) to the knowledge of any Seller or Shareholder, violate any order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to any Seller or Shareholder or by which any of the Assets may be bound; (d) to the actual knowledge of any Seller or Shareholder, require any filing by any Seller or Shareholder with, or require any Seller or Shareholder to obtain any permit, consent or approval of, or require any Seller or Shareholder to give any notice to, any governmental or regulatory body, agency or authority other than as set forth in Schedule 4.4 attached hereto; or (e) result in a violation or breach by any Seller or Shareholder of, conflict with, constitute (with or without due notice or lapse of time or both) a default by any Seller or Shareholder (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the Assets under any of the terms, conditions, or provisions of any contract set forth on Schedule 4.11.

      4.5 SUBSIDIARIES AND AFFILIATES. Except as provided on Schedule 4.5, each Seller has (i) no subsidiaries and (ii) not, during the last three years, conducted business under any other name except its legal name. Except as set forth on Schedule 4.5, all of the Assets used in the Business are owned by the Sellers, and on consummation of the transactions contemplated hereby Purchaser or Castle PC will have acquired all of the Assets owned or leased, as the case may be, by Sellers and used in the Business, other than the Excluded Assets. Except as set forth on Schedule 4.11, no Seller owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person, and no Seller is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      4.6 FINANCIAL STATEMENTS: NO MATERIAL ADVERSE CHANGE. Each Seller has heretofore furnished Purchaser with the audited balance sheet of such Seller as of September 30, 1998 (the "Balance Sheet Date"), the audited statements of operations and cash flows for the period from January 1, 1998 through September 30, 1998, the audited balance sheet of such Seller as of December 31, 1997, and the audited statement of operations and cash flows for the year then ended (the "Financial Statements"). The Financial Statements fairly present in all material respects in accordance with GAAP the financial position of each Seller at the date thereof and the results of operations of such Seller and its cash flows for the period indicated. Except as set forth in Schedule 4.6 attached hereto or contemplated by the transactions provided for herein, since the Balance Sheet Date there has been no material adverse change in the Assets or Assumed Obligations, or in the business or condition, financial or otherwise, or in the results of operations of any Seller.

      Other than as (i) disclosed on the Financial Statements, (ii) incurred since the Balance Sheet Date in the ordinary course of business or (iii) disclosed on Schedule 4.6 or another Schedule hereto, no Seller has any direct or indirect indebtedness, liability, claim, deficiency, obligation or responsibility, known or unknown, fixed or contingent, liquidated or unliquidated, accrued, absolute or otherwise, which is an Assumed Obligation hereunder.

      4.7 BOOKS AND RECORDS. Each Seller shall make available to Purchaser at Faye's office true, correct and complete copies of its articles of incorporation, articles of formation or certificate of limited partnership and bylaws, regulations or partnership agreement, and all amendments to each. The minute books of each Seller, as previously made available to Purchaser and its representatives, contain accurate records in all material respects of the meetings of the shareholders, members or partners and Board of Directors or managers of such Seller.

      4.8 TITLE TO PROPERTIES: ENCUMBRANCES: CONDITION. Except as set forth in
Schedule 4.8 or 4.9, and except for properties or assets reflected in the Financial Statements or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, Sellers have good and valid title or leasehold interest to the Assets, in each case subject to no Encumbrances except for (i) Encumbrances consisting of easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto that do not materially detract from the value of, or materially impair the use of, such property by any Seller in the operation of the Business, (ii) Encumbrances for current Taxes, assessments or governmental charges or levies on property not yet due or delinquent, (iii) Encumbrances created by Purchaser and (iv) required consents to the assignment of Assigned Contracts or software licenses that were disclosed on Schedule 4.4 (if the Purchaser elects to consummate the Closing notwithstanding such lack of consent) (Encumbrances of the type described in clauses (i), (ii), (iii) and
(iv) above are hereinafter sometimes referred to as "Permitted Encumbrances"). Each Seller has heretofore furnished Purchaser with a fixed asset ledger which sets forth all fixed assets owned by such Seller as of the Balance Sheet Date. Sellers and Shareholders have no knowledge of any defects in such Assets that would have a Material Adverse Effect on the Sellers.

      4.9 REAL PROPERTY. Schedule 4.9 identifies all interests in real property used by each Seller in the Business and includes the name of the record title holder or landlord thereof. All of the premises leased by each Seller are in good operating condition, and in a state of good maintenance and repair, subject to ordinary wear and tear. No Seller has any interests in real property other than through the leases listed on Schedule 4.9. The real property has adequate rights of ingress and egress for operation of the Business in the ordinary course. No condemnation or similar proceeding is pending or, to the best knowledge of Sellers or the Shareholders, threatened, which would preclude or impair the use of any such property, except where such proceeding would not have a Material Adverse Effect.

      4.10 LEASES. Schedule 4.10 contains an accurate and complete list of all personal property leases to which any Seller is a party (as lessee or lessor). Each lease set forth in Schedule 4.10 is in full force and effect, and except as set forth on Schedule 4.10 no event has occurred that with the giving of notice, the passage of time or both would constitute a default thereunder by any Seller.

      4.11 MATERIAL CONTRACTS. Schedule 4.11 contains an accurate and complete list of all material contracts, commitments and similar agreements to which each Seller is a party or by which it any of the Assets are bound (including but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land) other than Excluded Contracts. The contracts set forth on Schedule 4.11 include (a) any agreement, contract or commitment relating to the employment of any Person by each Seller (excluding oral at-will contracts),
(b) any agreement, indenture or other instrument which contains restrictions with respect to payment of profits, dividends or any other distributions, (c) any agreement, contract or commitment relating to capital expenditures in excess of $10,000 which will not be performed prior to Closing, (d) any loan or advance to, or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person, (f) any management service, consulting or any other similar type contract, (g) any agreement, contract or commitment limiting the freedom of any Seller to engage in any line of business or to compete with any Person, (h) any agreement, contract or commitment by any Seller or Shareholder and relating to the Business which involves $10,000 or more and is not cancellable without penalty within 31 days, or (i) any other agreement, contract or commitment by any Seller or Shareholder, the breach or nonperformance of which would have a Material Adverse Effect on the Sellers. Also set forth in
Schedule 4.11 is a list of all proposals submitted by each Seller to any third party that, if accepted by such third party, would require disclosure on
Schedule 4.11. Each contract or agreement set forth in Schedule 4.11 is in full force and effect, each Seller is in full compliance with the terms thereof, and except as set forth on Schedule 4.11 there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by any Seller.

      4.12 PERMITS. Schedule 4.12 attached hereto lists all of the governmental permits (including occupancy permits), licenses, consents and authorizations ("Permits") required in connection with the use, operation or ownership of each Seller's properties or assets and the conduct of the Business as currently conducted. Sellers hold all of the Permits listed on Schedule 4.12, and none is presently subject to revocation or challenge. Except as set forth on Schedule 4.12, to the actual knowledge of the Sellers or the Shareholders, none of such Permits will be subject to revocation or termination as a result of the consummation of the transactions contemplated hereby.

      4.13 LITIGATION. Except as set forth in Schedule 4.13, to the knowledge of Sellers or the Shareholders, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending, or threatened, against or affecting the properties, rights or goodwill of any Seller, Shareholder, or employees of any Seller, and Sellers or the Shareholders do not know of any valid basis for any such action, proceeding or investigation. To the knowledge of Sellers or the Shareholders, there are no such suits, actions, claims, proceedings or investigations pending or threatened, seeking to prevent or challenge the transactions contemplated by this Agreement. Schedule
4.13 also describes any actions, suits, disciplinary proceedings and investigations undertaken by the Dental Board of the State of Texas, or other body regulating the activities of dentists, against any Seller, Shareholder or any employee thereof which are known to the Sellers or the Shareholders.

      4.14 TAXES. (a) All returns and reports for Taxes for all taxable years or periods which begin after December 31, 1993 and that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Periods"), which are required to be filed by or with respect to each Seller (collectively, the "Returns") have been or will be filed when due in a timely fashion and such Returns as filed are or will be accurate in all material respects.

            (b) Except as provided in Schedule 4.14, to the actual knowledge of Sellers or the Shareholders, there is no material action, suit, proceeding, investigation, audit, or claim now pending or threatened by any authority regarding any Taxes relating to any Seller for any Pre-Closing Period.

            (c) Except for inchoate liens which exist for Taxes not yet due and payable, there are no liens or security interests on any of the properties or assets of any Seller that arose in connection with any failure (or alleged failure) to pay any Taxes.

            (d) Except as provided in Schedule 4.14, there are no agreements for the extension or waiver of the time for assessment of any Taxes relating to any Seller for any Pre-Closing Period and no Seller has been requested to enter into any such agreement or waiver.

            (e) All Taxes relating to each Seller which such Seller is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

            (f) No Seller is now nor has ever been a party to any Tax allocation or sharing agreement that will result in any liability to Purchaser.

      4.15 INSURANCE. Set forth in Schedule 4.15 is a complete list of insurance policies that each Seller maintains with respect to its Business and properties or on its employees. To the knowledge of the Sellers or the Shareholders, such policies are in full force and effect.

      4.16 INTELLECTUAL PROPERTIES. Except as set forth on Schedule 4.16, the operation of the Business as conducted by each Seller as of the Closing Date requires no material rights under Intellectual Property. To the actual knowledge of Sellers or the Shareholders, no litigation is pending or threatened wherein any Seller is accused of infringing or otherwise violating the Intellectual Property rights of another, or of breaching a contract conveying rights under Intellectual Property. Castle Dental, Purchaser and Castle PC acknowledge that the Sellers have taken no action to protect any Intellectual Property owned by them.

      4.17 COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.17, to the actual knowledge of Sellers or the Shareholders, each Seller is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees applicable to the Business except where any noncompliance would not have a Material Adverse Effect on the Sellers. The above notwithstanding, no Seller makes any representation as to its compliance or failure to comply with any laws, rules, regulations, orders, judgments or decrees which relate to the regulation of dental practices including but not limited to the Texas Dental Practices Act.

      4.18 EMPLOYMENT RELATIONS. Except as set forth on Schedule 4.18, (a) no Seller is engaging and has not engaged in any unfair labor practice; (b) to the knowledge of Sellers or the Shareholders, no representation question exists respecting the employees of any Seller; (c) no Seller has been notified of any grievance that might have a Material Adverse Effect and no arbitration proceeding arising out of or under any collective bargaining agreement is pending; and (d) no collective bargaining agreement is currently being negotiated by any Seller.

      4.19 EMPLOYEE BENEFIT PLANS. Each Seller has delivered to Purchaser true and complete copies of all written employee benefit plans, policies, programs and arrangements and all related contracts, agreements and other descriptions thereof with respect to the employee benefits provided to the employees of the Business prior to the Closing Date (the "Plans"). Each of the Plans has, to the actual knowledge of Sellers or the Shareholders, been maintained in compliance with its terms and the requirements of all applicable laws. None of the Plans are subject to Title IV of ERISA or the minimum funding obligations of Section 412 of the Code, and Sellers and any entity required to be aggregated therewith pursuant to Section 414(b) or (c) of the Code have no liability under Title IV of ERISA or under Section 412(f) or 412(n) of the Code.

      4.20 ENVIRONMENTAL LAWS AND REGULATIONS. Except as used, treated or stored in the ordinary course of Sellers' Business, (a) to the actual knowledge of the Sellers or the Shareholders, Hazardous Materials have not been generated, used, treated or stored on, or transported to or from, any Seller Property by any Seller or its authorized agents, (b) to the actual knowledge of the Sellers or the Shareholders, Hazardous Materials have not been Released or disposed of by any Seller or its authorized agents on any Seller Property or any property adjoining any Seller Property except such Releases which do not violate any Environmental Laws, (c) to the actual knowledge of the Sellers or the Shareholders, each Seller is in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to any Seller Property, (d) to the actual knowledge of Sellers or the Shareholders, there are no pending or threatened Environmental Claims against any Seller or any Seller Property, (e) there are no facts or circumstances, conditions, pre-existing conditions or occurrences on any Seller Property known to any Seller or Shareholder that could reasonably be anticipated (A) to form the basis of an Environmental Claim against any Seller or any Seller Property, or (B) to cause such Seller Property to be subject to any restrictions on the ownership, occupancy use or transferability of such Seller Property under any Environmental Law and (f) to the actual knowledge of the Sellers or the Shareholders, there are not now and there never have been any underground storage tanks located on any Assets.

      4.21 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except for relationships between the Sellers and the Shareholders or among the Sellers, no Seller possesses, directly or indirectly, any financial interest in, and no Shareholder serves as a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, or competitor of any Seller.

      4.22 COMPENSATION OF EMPLOYEES. Set forth in Schedule 4.22 is an accurate and complete list showing the names of all Persons whose compensation from all Sellers collectively for the period ended on the Balance Sheet Date exceeded an annualized rate of $30,000, together with a statement of the full amount paid or payable to each such Person for services rendered during the current fiscal year to date.

      4.23 PAYORS. Schedule 4.23 sets forth the ten largest payors of Sellers for the most recently completed fiscal year. To the knowledge of the Sellers or the Shareholders, the relationship of each Seller with each of such payors as of the date of this Agreement is a good commercial working relationship. Except as set forth in Schedule 4.23 no significant payor has canceled or otherwise terminated or, to the knowledge of Sellers or the Shareholders, threatened to cancel or otherwise terminate its relationship with any Seller within the last three years.

      4.24 ACCOUNTS RECEIVABLE: ACCOUNTS PAYABLE. Except as set forth on
Schedule 4.24, the Accounts Receivable represent actual billings for services actually performed or agreed to be performed and supplies actually utilized or agreed to be utilized. All Accounts Receivable issued to third-party payors (including governmental entities) were issued in conformity with the terms of any contract between the Sellers and such third-party payors. Except as set forth on Schedule 4.24, there has been no material adverse change since the Balance Sheet Date in the amount of the Accounts Receivable or other fees or debts due to any Seller or the allowances with respect thereto, or in the Accounts Payable by any Seller, from that reflected in the Balance Sheet.

      4.25 DISCLOSURE. None of the Schedules or certificate attached hereto or delivered in accordance with the terms hereof omits any statement of a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

      4.26 BROKER'S OR FINDER'S FEES. Except as set forth on Schedule 4.26, no agent, broker, Person or firm acting on behalf of any Seller or Shareholder is, or will be, entitled to any fee, commission or broker's or finder's fees for which Castle Dental, the Purchaser or Castle PC may be liable in connection with this Agreement or any of the transactions contemplated hereby.

      4.27 COPIES OF DOCUMENTS. Each Seller has caused to be made available for inspection and copying by Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article 4 or in any Schedule attached hereto.

      4.28  INVESTMENT REPRESENTATIONS.

            (a) Each Shareholder understands that the Notes and the Common Stock (collectively, the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Each Shareholder also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon his representations contained in this Agreement.

            (b) Each Shareholder, in consultation with his accountants, attorneys and financial advisors, has the requisite experience in evaluating and investing in private placement transactions of securities so that he is capable of evaluating the merits and risks of his investment in Castle Dental and has the capacity to protect his own interests. Each Shareholder understands that he must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Each Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow him to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times he might propose.

            (c) Each Shareholder is acquiring the Securities for his own account for investment only, and not with a view towards distribution.

            (d) Each Shareholder represents that by reason of his business or financial experience, he has the capacity to protect his own interests in connection with the transactions contemplated in this Agreement.

            (e) Each Shareholder represents that he is an accredited investor within the meaning of Regulation D under the Securities Act.

            (f) Each Shareholder acknowledges that the Securities have been offered to such Shareholder without any form of general solicitation or advertising of any type by or on behalf of Castle Dental or any of its officers, directors, shareholders, employees, agents, attorneys or representatives.

            (g) Each Shareholder has adequate means of providing for such Shareholder's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities, has no need for liquidity in such investment, and is able to withstand a complete loss of such investment.

            (h) Each Shareholder acknowledges and understands that no federal or state agency has passed on the fairness of the investment in the Securities, nor made any recommendation or endorsement of the Securities, and that there is a significant risk of loss of all or a portion of such Shareholder's investment in the Securities.

            (i) Each Shareholder acknowledges that Castle Dental and Castle Dental's officers, directors, agents, attorneys and other representatives are relying on the representations and warranties set forth herein, and would not issue the Securities to such Shareholder but for the execution and delivery of this Agreement by such Shareholder.

      4.29 DISCLOSURE. Shareholder acknowledges receipt of a copy of Castle Dental's prospectus dated September 12, 1997 (the "Prospectus"), relating to Castle Dental's initial public offering of its Common Stock. Shareholder has carefully reviewed the Prospectus and has been given the opportunity to discuss any questions relating thereto with members of Castle Dental's management. Shareholder has also received a copy of Castle Dental's Report on Form 10-K for the year ended December 31, 1997, and Castle Dental's Report on Form 10-Q for the quarter ended June 30, 1998, in the form filed with the Securities and Exchange Commission ("SEC").

      4.30 PREDECESSORS IN INTEREST. DCA, Ltd. and DAI, Ltd. are recently formed entities which were formed since the Balance Sheet Date to acquire and have acquired 100% of the business and assets of DCA and DAI, respectively. All representations and warranties concerning the financial statements, Business, Assets and Assumed Obligations of DCA, Ltd. and DAI, Ltd. contained herein shall be understood to relate to the financial statements, Business, Assets and Assumed Obligations of DCA and DAI, respectively, as if DCA, Ltd. and DAI, Ltd. had owned and operated such Business, Assets and Assumed Obligations from the date of formation of DCA and DAI, respectively.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Castle Dental, Castle PC and Purchaser jointly and severally represent and warrant to the Sellers and the Shareholders as follows:

      5.1 EXISTENCE AND GOOD STANDING: POWER AND AUTHORITY. Each of Castle Dental, Castle PC and Purchaser is a corporation or professional corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Castle Dental, Castle PC and Purchaser has full corporate power and authority to make, execute, deliver and perform this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Castle Dental, Castle PC and Purchaser and the consummation by them of the transaction contemplated hereby, have been duly authorized and approved by all required corporate action of Castle Dental, Castle PC and Purchaser and no other action on the part of such parties is necessary to authorize the execution, delivery and performance of this Agreement by such parties and the consummation of the transaction contemplated hereby. This Agreement has been duly executed and delivered by Castle Dental, Castle PC and Purchaser and is a valid and binding obligation of Castle Dental, Castle PC and Purchaser enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      5.2 NO VIOLATIONS. The execution, delivery and performance of this Agreement by Castle Dental, Castle PC and Purchaser and the consummation by them of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the certificate or articles of incorporation or by-laws of Castle Dental, Castle PC or Purchaser; (b) to the knowledge of Castle Dental, Castle PC and Purchaser, violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Castle Dental, Castle PC or Purchaser or by which any of their respective properties or assets may be bound; (c) to the knowledge of Castle Dental, Castle PC or Purchaser require any filing by Castle Dental, Castle PC or Purchaser with, or require Castle Dental, Castle PC or Purchaser to obtain any permit, consent or approval of, or require Castle Dental, Castle PC or Purchaser to give any notice to, any governmental or regulatory body, agency or authority or any third party; or (d) result in a violation or breach by Castle Dental, Castle PC or Purchaser of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Castle Dental, Castle PC or Purchaser (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Castle Dental, Castle PC or Purchaser pursuant to any of the terms, conditions or provision of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Castle Dental, Castle PC or Purchaser is a party, or by which they or any of their respective properties or assets may be bound.

      5.3 CAPITAL STOCK. The capitalization of Castle Dental is as set forth in Castle's reports filed with the SEC (the "SEC Reports"). All of the shares of Common Stock of Castle Dental delivered pursuant to Section 3.1 hereof shall be duly and validly authorized, and, following the Closing, will be validly issued, fully paid, nonassessable and free of any Encumbrances.

      5.4 LITIGATION. Except as set forth in Castle's SEC Reports and the pending arbitration against Castle Dental Centers of California, L.L.C., there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of Castle Dental, Castle PC or Purchaser, threatened, against or affecting the properties, rights or goodwill of Castle Dental, Castle PC, Purchaser or their employees, except where such Proceeding would not have a Material Adverse Effect on Castle Dental, Castle PC or Purchaser, and Castle Dental, Castle PC or Purchaser does not know of any valid basis for any such action, proceeding or investigation. There are no such Proceedings pending or, to the knowledge of Castle Dental, Castle PC or Purchaser, threatened, seeking to prevent or challenge the transactions contemplated by this Agreement.

      5.5 COMPLIANCE WITH LAWS. Each of Castle Dental, Purchaser and Castle PC is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees applicable to the Business except where any noncompliance would not have a Material Adverse Effect. The above notwithstanding, none of Castle Dental, Purchaser or Castle PC makes any representation as to its compliance or failure to comply with any laws, rules, regulations, orders, judgments or decrees which relate to the regulation of dental practices including but not limited to the Texas Dental Practices Act.

      5.6 FINANCIAL STATEMENTS. The financial statements of Castle Dental contained in its filings with the SEC are complete and correct in all material respects and present fairly in accordance with GAAP consistently applied, the financial position of Castle Dental and the results of operations of Castle Dental as of the dates thereof and for the periods indicated.

      5.7 BROKER'S OR FINDER'S FEES. No agent, broker, Person or firm acting on behalf of Castle Dental, Purchaser or Castle PC is, or will be, entitled to any fee, commission or broker's or finder's fee for which any Seller or Shareholder may be liable in connection with this Agreement or any of the transactions contemplated hereby.

      5.8 THIRD-PARTY CONSENTS. Neither the execution of this Agreement or the consummation of the transactions contemplated hereby requires Castle Dental, Purchaser or Castle PC to obtain the consent or approval of any third party other than its Lenders under its Credit Facility and, in the event Castle Dental elects to finance this transaction outside of its Credit Facility, the parties to such financing.

                                   ARTICLE 6

             CONDITIONS TO SELLERS' AND SHAREHOLDERS' OBLIGATIONS

      The obligations of each Seller and Shareholder under this Agreement shall be subject to the satisfaction (or waiver by the party entitled to performance) on or prior to the Closing Date of all of the following conditions:

      6.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Castle Dental, Castle PC and Purchaser contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, and Castle Dental, Castle PC and Purchaser shall have delivered to the Sellers on the Closing Date a certificate of an authorized officer, dated the Closing Date, to such effect.

      6.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements and covenants of Castle Dental, Castle PC and Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Castle Dental, Castle PC and Purchaser shall have delivered to the Sellers a certificate of an authorized officer, dated the Closing Date, to such effect.

      6.3 NO LITIGATION THREATENED. No action or proceedings shall have been instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Castle Dental, Castle PC and Purchaser shall have delivered to the Sellers a certificate of an authorized officer, dated the Closing Date, to such effect to the best knowledge of such officer.

      6.4 CONSIDERATION. The Sellers shall have received all of the consideration described under the terms of this Agreement to be delivered on the Closing Date, including the Base Purchase Price, and Purchaser or Castle PC shall have executed documents whereby they assume the Assumed Obligations.

      6.5 GOVERNMENTAL APPROVALS. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

      6.6 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Sellers, the Shareholders and their counsel, and the Sellers and the Shareholders shall have received copies of all such documents and other evidence as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

      6.7 SECRETARY'S AND GOOD STANDING CERTIFICATES. The Sellers and the Shareholders shall have received a certificate of the secretary or any assistant secretary of each of Castle Dental, Castle PC and Purchaser certifying as to the following attachments: (a) its certificate or articles of incorporation (certified by the Secretary of State of or other appropriate governmental authority of its state of incorporation); (b) its bylaws; (c) the resolutions of its board of directors respecting the transactions contemplated hereby; and (d) a certificate respecting the incumbency and true signatures of its officers who executed this Agreement and any related documents. The Sellers and the

Shareholders shall have received recently dated good standing and corporate existence certificates respecting Castle Dental, Castle PC and Purchaser.

      6.8 NONCOMPETITION AGREEMENT. Purchaser and each Shareholder shall have entered into a Noncompetition Agreement.

      6.9 LEGAL OPINION. Castle Dental, Purchaser and Castle PC shall have delivered to Sellers the opinion of Boyer, Ewing & Harris Incorporated in form and substance reasonably satisfactory to Sellers.

      6.10 SUBORDINATION AGREEMENT. Castle Dental and each Person receiving Notes shall have entered into the Subordination Agreement.

      6.11 EMPLOYMENT AGREEMENT. Purchaser and M. Solomon shall have entered into the Employment Agreement.

      6.12 APPROVAL OF LENDERS. All approvals and consents required to be received from Castle Dental's lenders as a condition to funding the acquisition described herein shall have been received.

      6.13 NORTHEAST. All rights and obligations hereunder of Northeast (and of the Administrators with respect to the Related Northeast Assets) shall be subject to the acquisition, at or prior to the Closing, of the Northeast Interest by B. Solomon.

      6.14 CONSENTS. Each of the consents referred to in Schedule 4.4 attached hereto shall have been obtained, unless Purchaser elects to close without the receipt of such consents.

      6.15 REGISTRATION RIGHTS AGREEMENT. Castle Dental and each Shareholder shall have entered into the Registration Rights Agreement.

                                   ARTICLE 7

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

      The obligations of Castle Dental, Castle PC and Purchaser under this Agreement shall be subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of all of the following conditions:

      7.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Seller and Shareholder contained herein shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, and each Seller and Shareholder shall have delivered to Purchaser on the Closing Date a certificate of an authorized representative, dated the Closing Date, to such effect.

      7.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements and covenants of each Seller and Shareholder to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and each Seller and Shareholder shall have delivered to Purchaser a certificate of an authorized representative, dated the Closing Date, to such effect.

      7.3 NO LITIGATION THREATENED. No action or proceedings shall have been instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and each Seller and Shareholder shall have delivered to Purchaser a certificate of an authorized representative of such Seller or Shareholder, dated the Closing Date, to such effect to the best knowledge of such officer of Shareholder.

      7.4 GOVERNMENTAL APPROVALS. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

      7.5 CONSENTS. Each of the consents referred to in Schedule 4.4 attached hereto shall have been obtained.

      7.6 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

      7.7 DUE DILIGENCE. Purchaser shall have satisfactorily completed a due diligence review of each Seller and the Business and shall not have determined, in the exercise of its reasonable discretion, that the information obtained from such review materially and adversely affects its appraisal of the business, prospects and financial condition of any Seller or the Business.

      7.8 APPROVAL OF LENDERS. All approvals and consents required to be received from Castle Dental's lenders as a condition to funding the acquisition described herein shall have been received.

      7.9 GOOD STANDING CERTIFICATES. Castle Dental, Castle PC and Purchaser shall have received a certificate of the secretary or any assistant secretary of each Seller certifying as to the following attachments: (a) its articles of incorporation, articles of formation or certificate of limited partnership (certified by the Secretary of State of or other appropriate governmental authority of its state of incorporation); (b) its bylaws, regulations or partnership agreement; (c) the resolutions of its board of directors (or similar governing body) respecting the transactions contemplated hereby; and (d) a certificate respecting the incumbency and true signatures of its officers (or other representatives) who executed this Agreement and any related documents. Castle Dental and Purchaser shall have received recently dated good standing and existence certificates respecting each Seller.

      7.10 NONCOMPETITION AGREEMENT. Purchaser and each Shareholder shall have entered into a Noncompetition Agreement.

      7.11 LEGAL OPINION. The Shareholders and the Sellers shall have delivered to Purchaser the opinions of Strasburger & Price, L.L.P. and Stan E. Faye in form and substance reasonably satisfactory to Purchaser.

      7.12 SUBORDINATION AGREEMENT. Castle Dental and each Person receiving Notes shall have entered into a Subordination Agreement.

      7.13 EMPLOYMENT AGREEMENT. Purchaser and M. Solomon shall have entered into the Employment Agreement.

      7.14 DOCUMENTS OF CONVEYANCE. Purchaser and Castle PC shall have received from Sellers fully executed documents of conveyance vesting in Purchaser good and valid title to the Assets, free and clear of any Encumbrances except Permitted Encumbrances.

      7.15 FINANCING. Castle Dental shall have previously or simultaneously closed financing arrangements in addition to its existing Credit Facility in an amount sufficient to fund the Purchase Price hereunder.

      7.16 NORTHEAST. The Purchaser's and Castle PCs obligations on the Closing Date to acquire the Assets of Northeast and the Related Northeast Assets and assume the Assumed Obligations of Northeast shall be subject to the acquisition, at or prior to the Closing, of the Northeast Interest by B. Solomon. Following the Closing Date, the Purchaser's and Castle PCs obligations to acquire the Assets of Northeast and the Related Northeast Assets and assume the Assumed Obligations of Northeast shall be subject to the provisions of Section 2.8 hereof.

      7.17 BANDERA. B. Solomon shall have consummated the purchase of all of Scott Barton's equity interest in Bandera.

      7.18 MANAGEMENT SERVICES AGREEMENT. Castle PC and each PC shall have entered into the Management Services Agreement.

                                   ARTICLE 8

                   COVENANTS OF SELLERS AND THE SHAREHOLDERS

      Each Seller and Shareholder hereby covenants and agrees with Purchaser as follows:

      8.1 COOPERATION BY EACH SELLER. From the date hereof until the Closing, each Seller and Shareholder shall use its reasonable best efforts to cooperate with Purchaser and Castle PC to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable such Seller and Shareholder to effect the transactions contemplated on its part hereby, and each Seller and Shareholder shall otherwise use its reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which it has control to be satisfied; provided, however, that in no event shall any Seller be required to pay any party a fee to obtain such party's consent to the assignment of a contract. Each Seller and Shareholder further agrees to deliver to Purchaser and Castle PC prompt written notice of any event or condition known to it which, if it existed on the date of this Agreement, would result in any of the representations and warranties of such Seller or Shareholder contained herein being untrue in any material respect.

      8.2 CONDUCT OF BUSINESS. Except as Purchaser and Castle PC may otherwise consent to herein or in writing, between November 30, 1998 and the Closing Date, each Seller shall, (a) conduct the Business only in the ordinary course, (b) use its reasonable efforts to keep available the services of its employees and maintain satisfactory relationships with licensees, suppliers, lessors, distributors, customers, clients and others, (c) maintain, consistent with past practice, all the Assets in customary repair, order and condition, ordinary wear and tear excepted, and insurance upon all the Assets used in the conduct of the Business in such amounts and of such kinds comparable to that in effect on November 30, 1998, to the extent available at current premiums, and (d) maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice.

      8.3 PROHIBITED ACTIVITIES. Except as provided in Section 8.4, from November 30, 1998 until the Closing Date, without the prior written consent of Purchaser or unless as required or expressly permitted by this Agreement, no Seller will:

            (a) issue any of its capital stock, partnership interests or membership interests or agree to do so;

            (b) pay any dividend or make any other payment in respect of its capital stock, partnership interests or membership interests;

            (c) make any investments in the capital stock, derivative securities or indebtedness of any Person;

            (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $10,000 otherwise than in the ordinary course of its business and consistent with its past practice;

            (e) except as set forth below, increase or commit or promise to increase the cash compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of such Seller or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Shareholders or their immediate family members) at the times and in the amounts consistent with its past practice;

            (f) create, assume or permit to be created or imposed any Encumbrances (other than Permitted Encumbrances) upon any of its Assets, whether now owned or hereafter acquired, otherwise than in the ordinary course of its business and consistent with its past practice;

            (g) (i) adopt, establish, amend or terminate any Plan or employee policies and procedures or (ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (A) deplete the assets of any Plan or (B) increase the liabilities or obligations under any such Plan;

            (h) sell, assign, lease or otherwise transfer or dispose of any of its Assets otherwise than in the ordinary course of its business and consistent with its past practice;

            (i) negotiate for the acquisition of any business or the start-up of any new business;

            (j) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Person;

            (k) waive any of its rights or claims that in the aggregate are material to the Business, provided that it may negotiate and adjust bills in the course of good faith disputes with customers and vendors in a manner consistent with past practice;

            (l) commit breaches that in the aggregate are material to such Seller or amend or terminate any material agreement of such Seller which is to become an Assigned Contract hereunder or any of its Permits;

            (m) except as provided in the last sentence of this Section 8.3, pay any amount included within subsections (e), (f) or (g) of the definition of Excluded Liabilities contained in Section 2.4; or

            (n) enter into, or agree to enter into, any transaction or commitment (i) outside the ordinary course of its business, (ii) inconsistent with its past practice or (iii) prohibited hereby.

Notwithstanding the foregoing, the Sellers may (x) continue to pay participating salaries, bonuses and fees to the employees, partners, officers and directors of the Sellers, including the Shareholders, Scott Barton and Alfred G. Bradford (collectively, the "Equity Holders"), consistent with the bonuses and fees the Sellers, DCA and/or DAI have paid the Equity Holders in the past in the ordinary course of business and (y) pay the Sellers' unusual and non-recurring accounting and legal expenses incurred in connection with the transactions contemplated by this Agreement; provided, however, that the aggregate amount of payments made pursuant to this sentence shall not exceed the bonuses and fees the Sellers, DCA and/or DAI have paid the Equity Holders in the past in the ordinary course of business.

      8.4 DE NOVO OFFICES AND ENTITY REFORMATION. Following the execution of this Agreement, the Sellers shall proceed with the development of de novo offices at: Richland Hills Mall, Waco, Texas; Town East Mall, Mesquite, Texas; Sherman Mall, Sherman, Texas; and Richardson Square Mall, Richardson, Texas ("De Novo Offices"). Seller shall continue to fund, until the Closing Date, all cash payments scheduled or, if not scheduled, paid by Seller in its ordinary course of business in connection with the opening of a De Novo Office up to and through the Date of Closing. The cost to be paid by Sellers shall include the cost of leasehold improvements as planned by Sellers. No additional Purchase Price shall be paid to any Seller for the cost incurred by such Seller under the terms of this Section for the De Novo Offices. In addition, all of the above provisions of this Agreement notwithstanding, nothing in this Agreement shall be deemed to prohibit the actions taken by the Sellers in connection with the formation of DCA, Ltd. and DAI, Ltd. and the transfer of the Assets and Liabilities of DCA and DIA in connection therewith.

      8.5 EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, none of the Sellers or the Shareholders shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than Purchaser, concerning any sale of the Assets or any material part thereof or a similar transaction involving any Seller or Shareholder, other than the transactions contemplated by this Agreement.

      8.6 REVIEW OF THE ASSETS. Purchaser may, prior to the Closing Date, through its representatives, review (a) the Assets, (b) the complete working papers of each Seller's certified public accountants used in their preparation of financial statements for such Seller and (c) the Books and Records of such Seller and to otherwise review the financial and legal condition of such Seller as Purchaser deems necessary or advisable to familiarize itself with the Business and related matters and to conduct an audit of the Business. Such review shall occur only during normal business hours upon reasonable notice by Purchaser. Each Seller and Shareholder shall permit Purchaser and its representatives to have, after the execution of this Agreement, access during normal business hours upon reasonable notice to employees of Sellers listed on
Schedule 8.6 hereto, provided that the Sellers shall have the right to have a representative present at all times when Purchaser is on their premises or consulting with their employees.

      8.7 FURTHER ASSURANCES. At any time or from time to time after the Closing Date, each Seller and Shareholder shall, at the reasonable request of Purchaser or Castle PC and at Purchaser's or Castle PC's sole cost and expense, execute and deliver any further instruments or documents and take all such further action as Purchaser or Castle PC may reasonably request in order to consummate and make effective the sale of the Assets and the assumption of the Assumed Obligations pursuant to this Agreement.

      8.8 POST-CLOSING ASSISTANCE. For a period of six months following the Closing, B. Solomon shall provide assistance to the Purchaser in integrating the Business into the Purchaser's operations. Such assistance shall be limited to those duties set forth on Schedule 8.8 and shall be provided at the offices of the Sellers upon the reasonable request of the Purchaser, not to exceed three days per week, eight hours per day and to be performed during normal business hours. In addition, Sellers and the Shareholders shall use their reasonable best efforts to cause the accounting and legal personnel engaged by the Sellers to provide on-going support to the Purchaser in a manner consistent with their past practices for a period of 90 days following the Closing at Purchaser's expense and at rates and payment terms similar to those charged to the Sellers, DCA and/or DAI for such services.

      8.9 SUBORDINATION. Following the closing, each Seller and Shareholder holding Notes shall, at the request of Castle Dental, execute subordination agreements with respect to the Notes in the form attached hereto as Exhibit D.

      8.10 NORTHEAST. Unless B. Solomon acquires the Northeast Interest at or prior to Closing, Northeast shall not be obligated to sell its Assets to Purchaser and Castle PC, no Administrator shall be obligated to sell its Related Northeast Assets to Purchaser or Castle PC, and neither Purchaser nor Castle PC shall be obligated to purchase the Assets of Northeast or the Related Northeast Assets or assume the Assumed Obligations in respect thereto, except as set forth in Section 2.8 above. In the event B. Solomon does not acquire the Northeast Interest at or prior to Closing, no default hereunder shall be deemed to have occurred and, except as set forth in Section 2.8 above, effective immediately upon the Closing, Northeast shall no longer be a party to this Agreement and shall owe no further obligations hereunder other than those set forth in Sections 12.8 and 12.11, which shall continue in full force and effect.

      8.11 SCHEDULES. Each Seller and Shareholder agrees to use its best efforts to prepare and deliver (i) a preliminary version of each of the Schedules contemplated by this Agreement by December 23, 1998 and (ii) a final version of each of the Schedules contemplated by this Agreement by the Closing Date. All representations and warranties in this Agreement shall relate to the final version of such Schedules delivered on or prior to the Closing Date.

      8.12 BOOKS AND RECORDS. At all times after the Closing Date each Seller and Shareholder shall allow Purchaser and Castle PC and any agents of Purchaser and Castle PC, upon reasonable advance notice to such Seller or Shareholder, access to all Books and Records of Sellers which are retained by any Seller to the extent necessary or desirable in anticipation of, or preparation for, existing or future litigation, employment matters, tax returns or audits, or reports to or filings with governmental agencies, during normal working hours at such Seller's or Shareholder's principal places of business or at any location where such Books and Records are stored, and Purchaser and Castle PC shall have the right, at their sole cost, to make copies of any such Books and Records.

                                   ARTICLE 9

                            COVENANTS OF PURCHASER

      Purchaser, Castle Dental and Castle PC hereby covenant and agree with each Seller and Shareholder as follows:

      9.1 COOPERATION BY PURCHASER. From the date hereof until Closing, Purchaser, Castle PC and Castle Dental will use their reasonable best efforts, and will cooperate with each Seller and Shareholder, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Purchaser, Castle PC and Castle Dental to effect the transactions contemplated on their part hereby, and Purchaser, Castle PC and Castle Dental will otherwise use their reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which they have control to be satisfied. Purchaser, Castle PC and Castle Dental further agree to deliver to each Seller and Shareholder prompt written notice of any event or condition, which if it existed on the date of this Agreement, would result in any of the representations and warranties of Purchaser, Castle PC or Castle Dental contained herein being untrue in any material respect.

      9.2 BOOKS AND RECORDS; PERSONNEL. At all times after the Closing Date, Purchaser, Castle PC and Castle Dental shall allow any Seller or Shareholder and any agents of any Seller or Shareholder, upon reasonable advance notice to Purchaser, Castle PC and Castle Dental, access to all Books and Records of such Seller which are transferred to Purchaser, Castle PC or Castle Dental in connection herewith, to the extent necessary or desirable in anticipation of, or preparation for, existing or future litigation, employment matters, tax returns or audits, or reports to or filings with governmental agencies, during normal working hours at Purchaser's principal places of business or at any location where such Books and Records are stored, and such Seller or Shareholder shall have the right, at such Seller's or Shareholder's sole cost, to make copies of any such Books and Records.

      9.3 FURTHER ASSURANCES. At any time or from time to time after the Closing Date, Purchaser, Castle PC and Castle Dental shall, at the request of any Seller or Shareholder and at such Seller's or Shareholder's expense, execute and deliver any further instruments or documents and take all such further action as such Seller or Shareholder may reasonably request in order to consummate and make effective the sale of the Assets and the assumption of the Assumed Obligations pursuant to this Agreement.

      9.4 EMPLOYEES. (a) The Purchaser agrees that, following the Closing, Purchaser shall offer employment to all of the non-dentist employees of Seller in connection with the Business for a period of 30 days following the Closing Date and thereafter as an "at will" employee of Purchaser. Castle PC agrees that, following the Closing, Castle PC shall offer employment to all of the dentists employed by Seller in connection with the Business for a period of 30 days following the Closing Date and thereafter as an "at will" employee of Castle PC, unless otherwise provided in a written agreement. The above notwithstanding, any such employee may be terminated for cause within such 30-day period. Following such 30-day period, the employment shall be on such terms and conditions as may be negotiated among such employees and Purchaser or Castle PC.

      (b) In the event the transactions contemplated hereby do not close and this Agreement is terminated, neither Purchaser, Castle PC or Castle Dental or their employees, officers, agents or Affiliates shall solicit or encourage any employee of Seller to terminate his or her employment; provide assistance to any other Person or organization seeking to employ any employee of the Seller; or solicit on Purchaser's, Castle PC's or Castle Dental's own behalf or on behalf of any other Person or organization any employee of Seller to commence any employment, independent contractor or other relationship with Purchaser, Castle PC or Castle Dental, or any other Person or organization for a period of two years from the date of this Agreement.

      9.5 WARN ACT. No WARN Act notices will be delivered to Employees of Seller prior to the Closing Date pursuant to the Worker Adjustment and Retaining Notification Act (29 U.S.C. ss.ss.2101-2109), and Purchaser shall be responsible for any such notice or liability associated with the persons hired by Purchaser on or after the Closing Date which takes place or arises after the Closing Date.

      9.6 SEC REPORTS. For as long as Castle Dental remains subject to the reporting requirements of the Securities Exchange Act of 1934, it shall continue to timely file with the SEC all reports required to be filed thereunder.

                                  ARTICLE 10

                                  TERMINATION

      10.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

            (a) by the mutual written consent of Purchaser, each Shareholder and each Seller; or

            (b) by Purchaser or any Seller or Shareholder in writing without liability on the part of the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before January 15, 1999;

            (c) by either Purchaser and Castle Dental, on the one hand, or the Shareholders and the Sellers, on the other hand, in writing, without liability on the part of the terminating party on account of such termination (provided the terminating party is not otherwise in default or breach of this Agreement), if the other party shall (i) fail to perform its or their covenants or agreements contained herein required to be performed prior to the Closing Date, or (ii) breach or have breached any of its representations or warranties contained herein;

            (d) by either Purchaser and Castle Dental, on the one hand, or the Shareholders and the Sellers, on the other hand, in writing, without liability on the part of the terminating party on account of such termination if such party or the other party shall have determined that were the transactions contemplated hereby to close, the purchase price adjustment described in Section 3.3 would exceed $75,000; or

            (e) by the Sellers and the Shareholders in writing without liability on the part of the terminating party on account of such termination if the Purchaser fails to obtain financing sufficient to fund the Purchase Price by January 15, 1999; or

            (f) by the Sellers and the Shareholders in writing (notwithstanding that a Seller or Shareholder is in default or breach of this Agreement) if the Closing has not occurred by January 15, 1999.

      10.2 EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to this Article shall terminate all obligations of the parties hereunder, except for the obligations under Sections 9.4(b), 12.8 and 12.14 hereof and the obligations set forth in the next succeeding sentence of this Section 10.2; provided, however, that if this Agreement is terminated by the Sellers and the Shareholders (a) pursuant to Section 10.1(e), the Purchaser shall reimburse the Sellers and the Shareholders for their actual direct legal and accounting expenses incurred in connection with the transactions contemplated hereby not to exceed $75,000 or
(b) pursuant to Section 10.1(f), the Sellers and the Shareholders shall reimburse Castle Dental, the Purchaser and Castle PC for their actual direct legal and accounting expenses incurred in connection with the transactions contemplated hereby not to exceed $75,000. Upon any termination of this Agreement each party hereto will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the party furnishing the same.

                                  ARTICLE 11

                         SURVIVAL AND INDEMNIFICATION

      11.1 INDEMNIFICATION OF THE SELLERS AND THE SHAREHOLDERS. Subject to
Section 11.3, the Purchaser, Castle Dental and Castle PC, from and after the Closing Date, shall be responsible for and shall indemnify and hold DCA, DAI, each Seller and Shareholder and their respective officers, directors, agents, employees, shareholders and Affiliates (the "Seller Indemnitees") harmless from and against any and all damages (including exemplary damages and penalties, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the "Damages")), suffered by any Seller Indemnitee as a result of, caused by, arising out of, or in any way relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Purchaser, Castle Dental or Castle PC under this Agreement or any agreement relating hereto or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to the Sellers by the Purchaser, Castle Dental or Castle PC pursuant to the terms of this Agreement, (b) any liability or obligation (other than those for which Purchaser, Castle Dental or Castle PC is being indemnified by Sellers and the Shareholders hereunder) which pertains to the ownership, operation or conduct of the Business or Assets arising from any acts, omissions, events, conditions or circumstances occurring on or after the Closing Date, (c) the Assumed Obligations, (d) acting as the agent for the Purchaser, Castle Dental or Castle PC pursuant to the requirements of this Agreement following the date of Closing or (e) performing the services required or otherwise operating under the Management Services Agreement following the date of Closing or for Castle PC's failure to perform its obligations under the Management Services Agreement.

      11.2 INDEMNIFICATION OF THE PURCHASER. Subject to the limitations set forth in Section 11.3, each Seller and Shareholder, jointly and severally, shall be responsible for and shall indemnify and hold Purchaser, Castle Dental, Castle PC and their respective officers, directors, agents, employees, shareholders and Affiliates (the "Purchaser Indemnitees") harmless from and against any and all Damages suffered by any Purchaser Indemnitee as a result of, caused by, arising out of, or in any way relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of any Seller or Shareholder under this Agreement or any agreement relating hereto or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to the Purchaser by any Seller pursuant to the terms of this Agreement, (b) Excluded Liabilities or (c) any reduction in Sellers' net current assets as of November 30, 1998, determined in accordance with Section 3.4, from Sellers' net current assets as of the Balance Sheet Date (excluding in each case Excluded Assets and Excluded Liabilities) resulting from reasons other than (x) normal fluctuations in the ordinary course of business,
(y) actions otherwise authorized under the terms of this Agreement or (z) matters as to which Castle Dental, Castle PC or Purchaser had knowledge at the Closing Date (with any claim for Damages relating to (a), (b) and (c) being referred to hereinafter as a "claim"). Notwithstanding the foregoing, in the event that at or prior to Closing, Purchaser, Castle PC or Castle Dental had knowledge that a representation or warranty of a Seller or Shareholder was untrue or that a covenant or other obligation of a Seller or Shareholder had been breached or would be untrue or would have been a breach at Closing if not cured prior to Closing, then the breach of such representation or warranty or breach of covenant or other obligation of such Seller or Shareholder under the terms of this Agreement shall not be deemed to be a breach or violation of this Agreement and any such breach or violation of this Agreement shall be deemed to be waived and may not be the basis of a claim against the Sellers or the Shareholders pursuant to this Agreement; provided, however, that the limitations of this sentence shall not affect the Sellers' and Shareholders' obligations to indemnify and hold harmless Purchaser, Castle PC or Castle Dental for Excluded Liabilities, for which the Sellers and Shareholder shall remain responsible notwithstanding any knowledge of Purchaser, Castle PC or Castle Dental.

      11.3 LIMITATIONS ON INDEMNIFICATION. In no event shall the aggregate liability of the Sellers and the Shareholder under this Agreement and the Management Services Agreement exceed (a) with respect to claims made on or prior to the one-year anniversary of the Closing Date, $5,000,000 or (b) with respect to claims made after the one-year anniversary of the Closing Date, $2,500,000 less the amount of claims actually paid by the Sellers and the Shareholders pursuant to claims described under Section 11.3(a). A claim shall be deemed made when notice thereof is delivered in writing to a Seller or Shareholder. In addition, in no event shall the aggregate liability of any one Shareholder under this Agreement exceed (c) with respect to claims made in writing on or prior to the one-year anniversary of the Closing Date, the amount set forth next to such Shareholder's name on Schedule 11.3 or (d) with respect to claims made in writing after the one-year anniversary of the Closing Date, one-half of the amount set forth next to such Shareholder's name on Schedule 11.3 less the amount of claims actually paid by such Shareholder pursuant to claims described under Section 11.3(c). For purposes of determining the amount of Damages, no effect will be given to any resulting Tax benefit to any indemnified party. Notwithstanding the provisions of Section 11.2, no Shareholder or Seller shall be required to indemnify or hold harmless any of the Purchaser Indemnitees on account of any Damages (other than Excluded Liabilities or Purchase Price adjustments, for which no threshold or limit shall apply) unless the liability of the Shareholders and the Sellers with respect to such Damages, when aggregated with the liability of the Shareholders and the Sellers with respect to all other Damages, exceeds, and only to the extent the aggregate amount of all those Damages does exceed, $150,000 (the "Basket"). Notwithstanding the provisions of Section 11.1, in no event shall Purchaser, Castle Dental or Castle PC be required to pay punitive or exemplary damages to any Seller Indemnitee because of a breach of this Agreement or any related Agreement by any of Purchaser, Castle Dental or Castle PC. Notwithstanding the provisions of Section 11.2, in no event shall any Seller or Shareholder be required to pay punitive or exemplary damages to any Purchaser Indemnitee because of a breach of this Agreement or any related Agreement by any Seller or Shareholder. If, however, a Seller Indemnitee or a Purchaser Indemnitee otherwise becomes liable to pay punitive or exemplary damages to any person not a party to this Agreement as a result of events giving rise to indemnification obligations described in (i)
Section 11.1 with respect to a Seller Indemnitee or (ii) Section 11.2 with respect to a Purchaser Indemnitee, such indemnitee shall be entitled to be indemnified and held harmless against such damages notwithstanding the punitive or exemplary nature of such damages.

      11.4 DEMANDS. Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Claim if the indemnified party failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Claim, only insofar as such failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

      11.5 RIGHT TO ATTEMPT TO CURE. Provided that a cure is possible, the indemnifying party shall be entitled at its cost and expense to attempt to cure any matter with respect to which it may be called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that failure of the indemnified party to notify the indemnifying party of an event within a sufficient period of time to permit a cure shall not affect the indemnifying party's obligation therefor.

      11.6 RIGHT TO CONTEST AND DEFEND. The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party as soon as reasonable possible after (but no later than 20 days from) the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Claim, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party.

      11.7 COOPERATION. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Claim, or any cross-complaint against any Person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Claim.

      11.8 RIGHT TO PARTICIPATE. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including governmental authorities, asserting any Claim against the indemnified party or conferences with representatives of or counsel for such Persons.

      11.9 PAYMENT OF DAMAGES. The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction.

      11.10 RIGHT OF SETOFF. Castle Dental, Castle PC and Purchaser shall have the right to set off any amounts owed by any Seller or Shareholder under this
Article 11 against any amount Castle Dental, Castle PC or Purchaser may owe any such party pursuant to any section of this Agreement or any of the ancillary agreements contemplated hereby. Prior to making any claim for cash or against payments owing the Sellers or the Shareholders under any ancillary agreement, Castle Dental, Castle PC or Purchaser shall first offset such claim against amounts owing under the Notes.

      11.11  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            (a) Except as otherwise provided herein, notwithstanding any investigation at any time made by or on behalf of any party hereto, the representations and warranties set forth herein and in any certificate delivered in connection herewith with respect to any of those representations and warranties will survive the Closing and the Closing Date until the day that is two years from the Closing Date, whereupon they will terminate and expire, except that the representations and warranties of the Shareholders and the Sellers which relate expressly or by necessary implication to Taxes or environmental matters will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling) and the Purchaser's, Castle Dental's and Castle PC's representations relating to the Assumed Obligations shall survive until that date which is the earlier of the date the obligation relating thereto is paid in full or the date the applicable statutes of limitations (including all periods of extension and tolling) expires relating thereto.

            (b) After a representation and warranty has expired, as provided in
      Section 11.11(a), no claim for Damages may be made or prosecuted by any Person who would have been entitled to Damages on the basis of that representation and warranty prior to its termination and expiration, provided that no claim presented in writing for Damages to the Person or Persons from which or whom those damages are sought on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

      11.12 ELECTION OF REMEDIES. Except as provided in Section 3.3 and Section 12.14, in the event of a default by any Seller or Shareholder under the terms of this Agreement of which

Purchaser, Castle Dental or Castle PC had knowledge at or prior to Closing, Purchaser's Castle Dental's and Castle PC's only remedy for such default shall be termination pursuant to Article 10. In the event of a default by any of Purchaser, Castle Dental or Castle PC under the terms of this Agreement of which any Seller or Shareholder had knowledge at or prior to Closing, except as set forth in Section 9.4(b), the Sellers' and Shareholders' only remedy for such default shall be termination pursuant to Article 10. The indemnification provisions of this Article XI shall not take effect until the Closing and, following the Closing, except as provided in Section 12.14 shall be the sole remedy for the parties hereto for enforcement of the provisions of this Agreement, including claims for any breach, default, misrepresentation or other violation of the terms of this Agreement.

                                  ARTICLE 12

                                 MISCELLANEOUS

      12.1 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) sets forth the entire understanding of the parties with respect to the subject matter hereof other than the confidentiality agreement ("Confidentiality Agreement") between Castle Dental and certain of the Sellers. Between the date of this Agreement and Closing, the terms of this Agreement shall control in the event of any conflict between this Agreement and the Confidentiality Agreement. In the event this Agreement is terminated pursuant to
Article 10, the Confidentiality Agreement and Section 9.4 shall thereafter remain in full force and effect in accordance with its terms. If the Closing occurs pursuant to the terms of this Agreement, the Confidentiality Agreement shall thereafter remain merged into and superceded by the terms of this Agreement. Except as provided above, any previous agreements or understandings (whether oral or written) between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

      12.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided that this Agreement, including the representations and warranties herein, may not be assigned by any Seller or Shareholder without the prior written consent of Purchaser or by Purchaser, Castle PC or Castle Dental to any Person without the prior written consent of Sellers. Any assignment in violation of this Section 12.2 shall not be effective to transfer any rights or obligations under this Agreement.

      12.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to promptly deliver to the other parties an original, duly executed counterpart of this Agreement.

      12.4 HEADINGS. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

      12.5 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

      12.6 NO THIRD PARTY BENEFICIAL RIGHTS. Except as provided in Article 11, this Agreement is not intended to and shall not be construed to give any Person (other than the parties signatory hereto) any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

      12.7 SALES AND TRANSFER TAXES. Purchaser shall be responsible for and pay all applicable sales, stamp, transfer, documentary, use, registration, filing and other Taxes and fees (including any penalties and interest) that may become due or payable in connection with this Agreement and the transactions contemplated hereby (other than Taxes (including franchise Taxes) based on income of any Seller or Shareholder).

      12.8 EXPENSES. Except as otherwise provided in this Agreement, each Seller, each Shareholder and Purchaser shall each pay all costs and expenses incurred by them or on their behalf in connection with this Agreement and the transactions contemplated hereby.

      12.9 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be sufficiently given if delivered in person or sent by confirmed facsimile transmission or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Purchaser, to:

            Castle Dental Centers of Texas, Inc.
            1360 Post Oak Boulevard Suite 1300
            Houston, Texas 77056-3021
            Attn: Jack H. Castle, Jr., Chief Executive Officer

            with a copy to:

            John W. Menke

            Boyer, Ewing & Harris
            Nine Greenway Plaza, Suite 3100
            Houston, Texas 77046

if to any Seller or the Shareholders to:

            c/o Dental Centers of America, Inc.
            27906 Copper Crest
            San Antonio, Texas 78260
            Attn: Barry E. Solomon

      and   c/o Dental Centers of America, Inc.
            201 Garrapata Lane
            San Antonio, Texas 78232
            Attn: Hebron D. Cutrer

with a copy to:

            Strasburger & Price
            800 One Alamo Center
            106 S. St. Mary's Street
            San Antonio, Texas 78205-3603
            Attn: Frank Ruttenberg or Mark Jones

or at such other address for a party as shall be specified by like notice, and such notice or communication shall be deemed to have been duly given as of the date so delivered, mailed or sent by telecopier.

      12.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regards to conflict of law rules thereof.

      12.11 CONFIDENTIALITY; PUBLICITY. The terms and conditions of this Agreement shall not be disclosed by any party hereto without the prior written consent of the other parties; provided, however, that (i) Sellers may disclose such information to their employees, attorneys and accountants and as is required to comply with the requirements of their lenders, to obtain consents to transfer of contract rights contemplated hereby or to otherwise remedy Encumbrances upon the Assets and (ii) Castle Dental may disclose such information as is required to comply with the requirements of its lenders and investors and to comply with applicable securities laws. No party hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without first providing a copy of the text of such release to the other party hereto and giving such other party an opportunity to comment thereon.

      12.12 CONSENT TO JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in any federal or state court located in Harris County or Bexar County, Texas, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

      12.13 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

      12.14 ENFORCEMENT. The parties hereto agree that the remedy at law for any breach of Sections 9.4(b) and 12.11 this Agreement is inadequate and such provisions shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

      12.15 ARBITRATION AND LIMITATION ON CLAIMS. Any controversy, dispute or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Section (including, on the first time that the Purchaser Indemnitees make aggregate claims in excess of the Basket, any matters pursuant to which the Purchaser Indemnitees have claimed the right to reduce the Basket pursuant to Section 3.3) which cannot first be settled through ordinary negotiation between the Parties shall be submitted to binding and final arbitration conducted in Harris or Bexar County, Texas by and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or any successor organization. Any such arbitration shall be to a three member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor organization. The award rendered by the arbitrators may be confirmed, entered and enforced as a judgment in any court of competent jurisdiction; however, the Parties otherwise waive any rights to appeal the award except with regard to fraud by the panel. Any such action must be brought within the survival periods set forth elsewhere in this Agreement. The arbitrators shall award the Party which substantially prevails in any arbitration proceeding recovery of that Party's attorneys' fees, the arbitrators' fees and all costs in connection with the arbitration from the Party who does not substantially prevail. Nothing in this Section 12.15 shall restrict any Parties' ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating arbitration. In the event that such injunctive or equitable relief is sought by any Party, such Party is specifically entitled to enforce the appropriate provisions of the

Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section 12.15.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                    CASTLE DENTAL CENTERS, INC.

                                    By:_______________________________________
                                    Jack H. Castle, Jr., Chief Executive Officer

                                    CASTLE DENTAL CENTERS OF TEXAS, INC.

                                    By:_______________________________________
                                    Jack H. Castle, Jr., Chief Executive Officer

                                    JACK H. CASTLE, D.D.S., P.C.

                                    By:_______________________________________
                                    Jack H. Castle, D.D.S., President

                                    DCA LIMITED PARTNERSHIP, L.L.P.

                                    By: DCA GP TEXAS, INC.,
                                          General Partner

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    DENTAL ADMINISTRATORS OF TEXAS LIMITED
                                    PARTNERSHIP, L.L.P.

                                    By: DAI GP TEXAS, INC.,
                                          General Partner

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                     DENTAL CENTERS OF AMERICA PAYMASTER
                                     P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    BANDERA ROAD DENTAL CENTER, P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    INGRAM PARK FAMILY DENTAL CENTER, P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    NORTHEAST FAMILY DENTAL CENTER, P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    DENTAL CENTERS OF AMERICA AT ROLLING
                                    OAKS MALL, PLLC

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., Manager

                                    SAN PEDRO FAMILY DENTAL CENTER, P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    SOUTHPARK FAMILY DENTAL CENTER, P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    WINDSOR PARK FAMILY DENTAL CENTER, P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    DENTAL CENTERS OF AMERICA AT BARTON

                                     CREEK SQUARE MALL, PLLC

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., Manager

                                    DENTAL CENTERS OF AMERICA AT LAKELINE
                                    MALL, PLLC

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., Manager

                                    DENTAL CENTERS OF AMERICA AT HURST
                                     NORTHEAST MALL, PLLC

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., Manager

                                    DENTAL CENTERS OF AMERICA AT IRVING
                                     MALL, PLLC

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., Manager

                                    DENTAL CENTERS OF AMERICA AT SIX FLAGS
                                     MALL, PLLC

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., Manager

                                    DENTAL CENTERS OF AMERICA AT WACO, P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    DENTAL CENTERS OF AMERICA AT MESQUITE,
                                     P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    DENTAL CENTERS OF AMERICA AT SHERMAN,
                                     P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President

                                    DENTAL CENTERS OF AMERICA AT
                                     RICHARDSON SQUARE MALL, P.C.

                                    By:_______________________________________
                                    Barry E. Solomon, D.D.S., President


                                    __________________________________________
                                    Barry E. Solomon, D.D.S., Individually


                                    __________________________________________
                                    Marc A. Solomon, Individually


                                    __________________________________________
                                    Hebron D. Cutrer, Individually


                                    __________________________________________
                                    Stan E. Faye, Individually


                                    __________________________________________
                                    Robert B. Grau, Individually